     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY   , 1997

                                        REGISTRATION NOS. 333-     AND 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                   NATIONAL CITY CORPORATION                                    NATIONAL CITY CAPITAL TRUST I
    (Exact name of registrant as specified in its charter)         (Exact name of registrant as specified in its charter)
                           DELAWARE                                                       DELAWARE
(State or other jurisdiction of incorporation or organization) (State or other jurisdiction of incorporation or organization)
                             6712                                                           6719
   (Primary Standard Industrial Classification Code Number)       (Primary Standard Industrial Classification Code Number)
                          34-1111088                                                     31-1547502
             (I.R.S. Employer Identification No.)                           (I.R.S. Employer Identification No.)
                     1900 E. Ninth Street                                           1900 E. Ninth Street
                  Cleveland, Ohio 44114-3484                                     Cleveland, Ohio 44114-3484
                        (216) 575-2000                                                 (216) 575-2000
               (Address, including zip code, and                              (Address, including zip code, and
           telephone number, including area code, of                      telephone number, including area code, of
           Registrant's principal executive offices)                      Registrant's principal executive offices)

                             DAVID L. ZOELLER, ESQ.
                           National City Corporation
                              1900 E. Ninth Street
                           Cleveland, Ohio 44114-3484
                                 (216) 575-2000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ------------------

                                   Copies To:

                            DENNIS W. LABARRE, ESQ.
                           CHRISTOPHER M. KELLY, ESQ.
                           Jones, Day, Reavis & Pogue
                              901 Lakeside Avenue
                             Cleveland, Ohio 44114
                                 (216) 586-3939

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:

  As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                               ------------------

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                             PROPOSED           PROPOSED
                                                           AMOUNT             MAXIMUM            MAXIMUM           AMOUNT OF
               TITLE OF EACH CLASS OF                       TO BE            OFFERING           AGGREGATE        REGISTRATION
            SECURITIES TO BE REGISTERED                  REGISTERED       PRICE PER UNIT     OFFERING PRICE           FEE
------------------------------------------------------------------------------------------------------------------------------
Junior Subordinated Debt Securities of National City
  Corporation (1)(2)................................     $500,000,000             100%         $500,000,000             N/A
Reset Asset Capital Securities of National City
  Capital Trust I (2)...............................          500,000       $1,000.00          $500,000,000        $151,516
Guarantee of National City Corporation with respect
  to Reset Asset Capital Securities (2)(3)..........              N/A             N/A                   N/A             N/A
    Total...........................................     $500,000,000(4)          100%         $500,000,000(4)     $151,516

================================================================================

(1) Junior Subordinated Debt Securities were purchased by National City Capital Trust I with the proceeds of the sale of the Reset Asset Capital Securities. No separate consideration will be received from purchasers of Reset Asset Capital Securities for the Junior Subordinated Debt Securities.

(2) This Registration Statement is deemed to cover $500,000,000 aggregate principal amount of the Junior Subordinated Debt Securities of National City Corporation, the rights of holders of such Junior Subordinated Debt Securities under the related Indenture, the rights of holders of Reset Asset Capital Securities of National City Capital Trust I under the Amended and Restated Declaration of Trust of National City Capital Trust I and the rights of holders of the Reset Asset Capital Securities under the Guarantee of National City Corporation, which taken together fully and unconditionally guarantee, to the extent described herein, the obligations of National City Capital Trust I under the Reset Asset Capital Securities.

(3) No separate consideration will be received for the National City Corporation Guarantee.

(4) Such amounts represent the aggregate Liquidation Amount of Reset Asset Capital Securities to be issued and exchanged hereunder and $500,000,000 aggregate principal amount of Junior Subordinated Debt Securities to be issued and exchanged hereunder.
                               ------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                   Subject to Completion, dated July   , 1997

                                  $500,000,000

                         NATIONAL CITY CAPITAL TRUST I
  OFFER TO EXCHANGE ITS RESET ASSET CAPITAL SECURITIES (RACS), WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OF THE OUTSTANDING
                                  RESET ASSET
              CAPITAL SECURITIES OF NATIONAL CITY CAPITAL TRUST I

                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
    FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY

                           NATIONAL CITY CORPORATION

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
         NEW YORK CITY TIME, ON                , 1997, UNLESS EXTENDED.

     National City Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), and National City Corporation, a Delaware corporation, as Depositor ("National City" or the "Corporation"), hereby offer, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $500,000,000 aggregate Liquidation Amount (as defined herein) of the Reset Asset Capital Securities (Liquidation Amount $1,000 per Reset Asset Capital Security) (the "Exchange Capital Securities") of the Trust, which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding Reset Asset Capital Securities (Liquidation Amount $1,000 per outstanding Reset Asset Capital Security) (the "Old Capital Securities"), of the Trust, of which $500,000,000 aggregate Liquidation Amount is outstanding. The Exchange Capital Securities will have the benefit of the Exchange Guarantee (as defined herein) of the Corporation, which will be identical in all material respects (except as described herein) to the Old Guarantee (as defined herein) relating to the Old Capital Securities. The Trust will hold Junior Subordinated Debt Securities of the Corporation (the "Exchange Junior Subordinated Debt Securities") in an aggregate principal amount equal to the aggregate Liquidation Amount of the Exchange Capital Securities issued pursuant to the Exchange Offer and the Common Securities (as defined herein) currently outstanding, which will have terms identical in all material respects (except as described herein) to the Corporation's outstanding Junior Subordinated Debt Securities (the "Old Junior Subordinated Debt Securities"), of which $515,464,000 aggregate principal amount is outstanding. The Exchange Guarantee relating to the Exchange Capital Securities and $500,000,000 aggregate principal amount of the Exchange Junior Subordinated Debt Securities also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debt Securities are collectively referred to herein as the "Old Securities," and the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debt Securities are collectively referred to herein as the "Exchange Securities." (continued on next page)

     SEE "RISK FACTORS" BEGINNING ON PAGE 13 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE EXCHANGE CAPITAL SECURITIES.

      THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is             , 1997.

(cover page continued)

     Each Participating Broker-Dealer (as defined herein) that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referenced herein in connection with resales of Exchange Capital Securities received in exchange for Old Capital Securities acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. Subject to certain provisions set forth in the Registration Agreement (as defined herein), the Corporation and the Trust have agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business on the first anniversary following the Expiration Date, or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer, this Prospectus may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities. See "Plan of Distribution."

     The terms of the Exchange Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the Exchange Securities have been registered under the Securities Act and therefore will not be subject to certain of the restrictions on transfer applicable to the Old Securities, (ii) other than any possible increase in the Applicable Rate (as defined herein) pursuant to the Rate Reset Auction (as defined herein), the Exchange Capital Securities will not provide for any increase in the rate at which Distributions (as defined herein) accumulate thereon and (iii) other than any possible increase in the Applicable Rate pursuant to the Rate Reset Auction, the Exchange Junior Subordinated Debt Securities will not provide for any increase in the interest rate thereon. See "Description of Exchange Capital Securities," "Description of Exchange Junior Subordinated Debt Securities," "Description of Exchange Guarantee," "Description of Old Securities" and "Rate Reset Auction." The Exchange Capital Securities are being offered for exchange in order to satisfy certain obligations of the Corporation and the Trust under the Registration Agreement, dated as of June 6, 1997 (the "Registration Agreement"), by and among the Corporation, the Trust and UBS Securities LLC (the "Initial Purchaser").

     The Exchange Capital Securities offered hereby and the Old Capital Securities (together, the "Capital Securities") represent beneficial ownership interests in the Trust. The Corporation is the direct owner of all of the beneficial ownership interests represented by common securities of the Trust (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities"). The Bank of New York is the property trustee of the Trust. The Trust exists for the exclusive purposes of issuing the Trust Securities, investing the proceeds of the Old Capital Securities and the Common Securities in the Old Junior Subordinated Debt Securities, exchanging the Exchange Capital Securities for the Old Capital Securities, exchanging the Exchange Junior Subordinated Debt Securities for the Old Junior Subordinated Debt Securities, making Distributions and certain other limited activities described herein. The Trust has heretofore issued the Old Capital Securities and the Common Securities, and has invested the respective proceeds of the Old Capital Securities and the Common Securities in the Old Junior Subordinated Debt Securities. The Junior Subordinated Debt Securities (as defined herein) will mature on June 1, 2029 (the "Stated Maturity"). The Capital Securities have a preference under certain circumstances over the Common Securities with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Exchange Capital Securities -- Subordination of Common Securities."

     As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, dated as of June 6, 1997, as amended and supplemented from time to time, between the Corporation and The Bank of New York, as trustee (the "Debenture Trustee"), (ii) the "Declaration" means the Amended and Restated Declaration of Trust, dated as of June 6, 1997, among the Corporation, as Depositor (the "Depositor"), The Bank of New York, as Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware Trustee (the "Delaware Trustee"), and the individuals named as Administrative Trustees therein (the "Administrative Trustees," and together with the Property Trustee and the Delaware Trustee, the "Issuer Trustees"), (iii) the "Old Guarantee" means the Guarantee Agreement, dated as of June 6, 1997, between the Corporation and The Bank of New York, as Trustee (the "Guarantee Trustee"), providing a guarantee, on the terms and conditions described herein, for the benefit of holders of Old Capital Securities and the Common Securities and (iv) the "Exchange Guarantee" means the Exchange Guarantee Agreement between the Corporation and the Guarantee Trustee, providing a guarantee, on the terms and conditions described herein, for the benefit of holders of the Capital Securities and the Common Securities. In addition, as the context may require,
(i) "Junior Subordinated Debt Securities" includes the Old Junior Subordinated Debt Securities and the Exchange Junior Subordinated Debt Securities and (ii) "Guarantee" includes the Old Guarantee and the Exchange Guarantee.

     Holders of Capital Securities are entitled to receive cumulative cash distributions, in each case arising from the payment of interest on the Junior Subordinated Debt Securities accruing from the date of original issuance of the Trust Securities and payable semi-annually in arrears on the 1st day of June and December of each year, commencing December 1, 1997, at the Applicable Rate applied to the Liquidation Amount of $1,000 per Capital Security ("Distributions"). See "Description of Exchange Capital
Securities -- Distributions." Prior to the Rate Reset Date (as defined herein), the Applicable Rate on the Junior Subordinated Debt Securities will be 6.75% per annum. On and after the Rate Reset Date, the Applicable Rate on the Junior Subordinated Debt Securities will be a rate per annum determined on the basis of Orders (as defined herein) placed prior to the Submission Deadline (as defined herein) in a Rate Reset Auction to be held on the Business Day (as defined herein) three Business Days prior to the Rate Reset Date (the "Rate Reset Pricing Date"). Pursuant to the Auction Procedures (as defined herein), each Existing Holder (as defined herein) will indicate its desire to (i) continue to hold Capital Securities without regard to the Applicable Rate that results from the Rate Reset Auction, (ii) continue to hold Capital Securities if the Applicable Rate that results from the Rate Reset Auction is equal to or greater than the rate bid by such Existing Holder, and/or (iii) sell Capital Securities without regard to the Applicable Rate that results from such Rate Reset Auction. A Potential Holder (as defined herein) may also submit a Bid (as defined herein). A Bid by an Existing Holder or a Potential Holder over the Treasury Rate (as defined herein) on the Rate Reset Pricing Date, plus 5.0% per annum will not be considered. Accordingly, the Auction Procedures establish the maximum Applicable Rate per annum that can result from the Rate Reset Auction. If Sufficient Clearing Bids (as defined herein) have been made in the Rate Reset Auction, the Applicable Rate on the Junior Subordinated Debt Securities on and after June 1, 1999 (or, if such date is not a Business Day, the succeeding Business Day) (the "Rate Reset Date") will be equal to (i) the Winning Bid Rate (as defined herein); or (ii) if all outstanding Capital Securities are subject to Hold Orders (as defined herein), the Treasury Rate on the Rate Reset Date plus 1.15% per annum (the "Full Participation Rate"). See "Description of the Rate Reset Auction." In the Event of a Failed Auction (as defined herein), the Corporation will be required to redeem the Junior Subordinated Debt Securities at par plus any accrued and unpaid interest thereon on the Rate Reset Date. See "Description of the Rate Reset Auction -- Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate." Upon redemption of the Junior Subordinated Debt Securities, the proceeds of such redemption shall concurrently be applied to redeem, at the applicable redemption price, the Capital Securities, upon the terms and conditions described herein. See "Description of Exchange Capital Securities -- Mandatory Redemption."

     Prior to the Rate Reset Date, the Indenture provides that the failure by the Corporation to pay interest on the Junior Subordinated Debt Securities when due is a Debenture Event of Default (as defined herein) in which case the Property Trustee may declare the principal of and the interest on the Junior Subordinated Debt Securities due and payable. See "Description of Exchange Junior Subordinated Debt Securities -- Debenture Events of Default; Notice." After the Rate Reset Date and subject to certain exceptions, the Corporation has the right to defer payments of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding ten consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"); provided, however, that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon accumulated at the Applicable Rate, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debt Securities are so deferred, during any Extension Period, Distributions on the Capital

Securities and on the Common Securities will also be deferred, and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to, or make purchases of, the Corporation's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Corporation that rank pari passu in all respects with or junior to the Junior Subordinated Debt Securities. During an Extension Period, interest on the Junior Subordinated Debt Securities will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at the Applicable Rate compounded semi-annually, and holders of Capital Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of Exchange Junior Subordinated Debt Securities -- Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Consequences -- Interest and Original Issue Discount."

     Taken together, the Corporation's obligations under the Guarantee, the Declaration, the Junior Subordinated Debt Securities and the Indenture, including the Corporation's obligation to pay the costs, expenses and liabilities of the Trust (other than the Trust's obligations to holders of the Trust Securities under such Trust Securities), provide, in the aggregate, a full and unconditional guarantee, to the extent described herein, of all of the payments of Distributions and other amounts due on the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debt Securities and the Guarantee -- Full and Unconditional Guarantee." The Corporation has agreed to guarantee the payment of Distributions and payments on liquidation or redemption of the Capital Securities, but only in each case to the extent of funds held by the Trust, as described herein. See "Description of Exchange Guarantee." If the Corporation does not make interest payments on the Junior Subordinated Debt Securities held by the Trust, the Trust will have insufficient funds to pay Distributions on the Capital Securities. The Guarantee does not cover the payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest on Junior Subordinated Debt Securities having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder (a "Direct Action"). See "Description of Exchange Junior Subordinated Debt
Securities -- Enforcement of Certain Rights by Holders of Capital Securities." The obligations of the Corporation under the Guarantee and the Junior Subordinated Debt Securities are subordinate and junior in right of payment to all Senior Debt (as defined herein) of the Corporation. See "Description of Exchange Junior Subordinated Debt Securities." In addition, because the Corporation is a holding company, the Junior Subordinated Debt Securities and the Guarantee are effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, including deposits. See "Risk Factors -- Ranking of Obligations Under the Guarantee and the Junior Subordinated Debt Securities" and "Status of the Corporation as a Bank Holding Company."

     Prior to the Rate Reset Date, the Corporation may not redeem the Junior Subordinated Debt Securities for any reason. The Corporation must redeem the Junior Subordinated Debt Securities in whole, but not in part, in the event of a Failed Auction on the Rate Reset Date, at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Junior Subordinated Debt Securities (the "Early Mandatory Redemption Price"). See "Description of the Rate Reset Auction" and "Description of Exchange Junior Subordinated Debt Securities -- Redemption -- Mandatory Redemption." The Corporation may redeem the Junior Subordinated Debt Securities in whole, but not in part, on the Rate Reset Date at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Junior Subordinated Debt Securities (the "Early Optional Redemption Price"). In addition, subject to the Corporation having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so, if then required under applicable capital guidelines or policies of the Federal Reserve, the Corporation may redeem the Junior Subordinated Debt Securities (i) in whole or in part, at any time on or after June 1, 2009, at the Optional Redemption Price (as defined herein) or (ii) in whole, but not in part, after the Rate Reset Date, in certain circumstances described herein upon the occurrence and continuation of a Tax Event, '40 Act Event or Capital Treatment Event (each, a "Special Event" and each as defined herein) within 90 days after the occurrence of such Special Event, at a redemption price (the "Special Event Redemption Price") equal to (A) the Make-Whole Amount (as defined herein) upon the occurrence of a Special Event prior to June 1, 2009, or (B) the Optional Redemption Price upon the occurrence of a

Special Event on or after June 1, 2009. See "Description of Exchange Junior Subordinated Debt Securities -- Redemption -- Optional Redemption" and " -- Tax Event, '40 Act Event and Capital Treatment Event Redemption." Each of the Early Mandatory Redemption Price, the Early Optional Redemption Price, the Optional Redemption Price and the Special Event Redemption Price is referred to herein as the "Redemption Price." Upon repayment in full at Stated Maturity or redemption of any Junior Subordinated Debt Securities (other than following the distribution of the Junior Subordinated Debt Securities to the holders of the Capital Securities), the proceeds from such repayment or redemption shall concurrently be applied to redeem, at the applicable Redemption Price, Capital Securities having a Liquidation Amount equal to the aggregate principal amount of Junior Subordinated Debt Securities so redeemed, upon the terms and conditions described herein. See "Description of Exchange Capital
Securities -- Mandatory Redemption."

     The Corporation, as the holder of the outstanding Common Securities, has the right at any time (including, without limitation, upon the occurrence of a Tax Event, '40 Act Event or a Capital Treatment Event) to terminate the Trust and cause a Like Amount (as defined herein) of the Junior Subordinated Debt Securities to be distributed to the holders of the Capital Securities upon liquidation of the Trust, subject to prior approval of the Federal Reserve to do so, if then required under applicable capital guidelines or policies of the Federal Reserve. In the event of such termination of the Trust, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Capital Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of a Like Amount of Junior Subordinated Debt Securities in certain circumstances. See "Description of Exchange Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities."

     Except as provided below, the Capital Securities will be represented by global certificates in fully registered form, deposited with a custodian for and registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC" or the "Depository"). Beneficial interests in such Capital Securities will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. Beneficial interests in such Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds. The Capital Securities will be issued, and may be transferred, only in a block having a Liquidation Amount of not less than $100,000 (100 Capital Securities). Any transfer, sale or other disposition of Capital Securities in a block having a liquidation amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Capital Securities for any purpose, including but not limited to the receipt of distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities.

     The Corporation and the Trust are making the Exchange Offer of the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter, and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by holders thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Corporation or the Trust within the meaning of Rule 405 under the Securities Act (an "Affiliate") or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act

("Rule 144A") or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be entitled to tender such Old Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale or other transfer is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for Exchange Capital Securities (such broker-dealer referred to herein as a "Participating Broker-Dealer"), then such Participating Broker-Dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate of the Trust or the Corporation, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. The Letter of Transmittal contains the foregoing representations. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each Participating Broker-Dealer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period commencing on the Expiration Date (as defined herein) and ending one year after the Expiration Date or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Person, including a Participating Broker-Dealer who is an Affiliate of the Trust or the Corporation may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of Exchange Capital Securities."

     Each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, or delivery of an Agent's Message

(as defined herein), that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities.

     Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchaser has informed the Corporation and the Trust that it currently intends to make a market in the Exchange Capital Securities, it is not obligated to do so, and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities.

     Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all of the same rights and will be subject to the same limitations applicable to the Old Capital Securities under the Declaration (except for those rights relating to the Registration Agreement, which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. Even though a market might develop for the Exchange Capital Securities, holders of Old Capital Securities will not be permitted or entitled to utilize that market. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities."

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

     Old Capital Securities may be tendered for exchange on or prior to 5:00
p.m., New York City time, on             , 1997 (such time on such date being
hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Trust and to the terms and provisions of the Registration Agreement. Old Capital Securities may be tendered in whole or in part having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities) or any integral multiple of $100,000 Liquidation Amount (100 Old Capital Securities) in excess thereof. The Corporation has agreed to pay all expenses of the Exchange Offer (other than certain transfer taxes relating to changes of ownership). See "The Exchange Offer -- Fees and Expenses." Each Exchange Capital Security will pay cumulative Distributions from the most recent Distribution Date (as defined herein) on the Old Capital Securities surrendered in exchange for such Exchange Capital Securities or, if no Distribution Date has occurred, from June 6, 1997. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date with respect to such Old Capital Securities, prior to the original issue date of the Exchange Capital Securities or, if no such Distributions have been paid, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no Distributions have been paid or duly provided for, from and after June 6, 1997. This Prospectus, together with the Letter of Transmittal, is being sent to all
registered holders of Old Capital Securities as of             , 1997.

     Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds From Sale of Old Capital Securities" and "Plan of Distribution."

                             ---------------------

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM NATIONAL CITY CORPORATION, INVESTOR INFORMATION, 1900 EAST NINTH STREET, CLEVELAND, OHIO 44114-3484, TELEPHONE NUMBER (216) 575-9297. IN ORDER TO ENSURE
TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY             ,
1997.
                             ---------------------

     THE JUNIOR SUBORDINATED DEBT SECURITIES ARE DIRECT AND UNSECURED OBLIGATIONS OF THE CORPORATION, DO NOT EVIDENCE DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC") OR ANY OTHER INSURER OR GOVERNMENTAL AGENCY. THE JUNIOR SUBORDINATED DEBT SECURITIES ARE SUBORDINATE TO THE CLAIMS OF DEPOSITORS AND GENERAL CREDITORS OF THE CORPORATION.

     NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT EITHER
(A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING.
                             ---------------------

     THE EXCHANGE CAPITAL SECURITIES WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF $100,000 OR AN INTEGRAL MULTIPLE OF $100,000 IN EXCESS THEREOF. ANY TRANSFER, SALE OR OTHER DISPOSITION OF EXCHANGE CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH EXCHANGE CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH EXCHANGE CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH EXCHANGE CAPITAL SECURITIES.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Available Information.................................................................    2
Incorporation of Certain Documents by Reference.......................................    3
Prospectus Summary....................................................................    4
Risk Factors..........................................................................   13
Use of Proceeds From Sale of Old Capital Securities...................................   20
National City Capital Trust I.........................................................   20
National City Corporation.............................................................   21
Recent Events.........................................................................   21
Ratio of Earnings to Fixed Charges....................................................   23
Selected Historical Consolidated Financial Information................................   24
Capitalization........................................................................   25
Accounting Treatment..................................................................   26
Regulatory Treatment..................................................................   26
The Exchange Offer....................................................................   26
Description of the Rate Reset Auction.................................................   35
Description of Exchange Capital Securities............................................   41
Description of Exchange Junior Subordinated Debt Securities...........................   54
Description of Exchange Guarantee.....................................................   64
Description of Old Securities.........................................................   67
Relationship Among the Capital Securities, the Junior Subordinated Debt Securities and
  the Guarantee.......................................................................   67
Certain United States Federal Income Tax Consequences.................................   69
Certain ERISA Considerations..........................................................   72
Plan of Distribution..................................................................   73
Validity of Exchange Securities.......................................................   74
Independent Accountants...............................................................   74

                             ---------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE HEREBY EXCEPT AS CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, NO SUCH INFORMATION OR REPRESENTATIONS SHOULD BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION, THE TRUST OR ANY OF THEIR RESPECTIVE AGENTS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE CAPITAL SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Exchange Act, and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov.).

     The Corporation and the Trust have filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation, the Trust and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

     No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debt Securities and issuing the Trust Securities. See "National City Capital Trust I," "Description of Exchange Capital Securities," "Description of Exchange Junior Subordinated Debt Securities," "Description of Exchange Guarantee," and "Description of Old Securities." In addition, the Corporation does not expect that the Trust will file reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

     The Corporation's Annual Report on Form 10-K for the year ended December 31, 1996;

     The Corporation's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997, as amended on Form 10-Q/A on May 1, 1997;

     The Corporation's Current Report on Form 8-K dated as of February 3, 1997;

     The Corporation's Current Report on Form 8-K dated as of April 17, 1997;
     and

     The Corporation's Current Report on Form 8-K dated as of May 6, 1997.

     Each document or report filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to:

                              Investor Information
                           National City Corporation
                             1900 East Ninth Street
                           Cleveland, Ohio 44114-3484
                           Telephone: (216) 575-9297

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus and in the documents incorporated by reference in this Prospectus.

                         NATIONAL CITY CAPITAL TRUST I

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Declaration and (ii) the filing of a certificate of trust with the Delaware Secretary of State on May 29, 1997. The Trust's business and affairs are conducted by the Issuer Trustees: The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and three individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Old Junior Subordinated Debt Securities issued by the Corporation and (iii) engaging in only those other activities necessary, advisable or incidental thereto, which includes engaging in this Exchange Offer. The Junior Subordinated Debt Securities are the sole assets of the Trust, and payments under the Junior Subordinated Debt Securities will be the sole revenues of the Trust. All of the Common Securities are owned by the Corporation. The Trust's executive offices are located at 1900 East Ninth Street, Cleveland, Ohio 44114-3484. Its mailing address is c/o National City Corporation, 1900 East Ninth Street, Cleveland, Ohio 44114-3484 and its telephone number is (216) 575-2000.

                           NATIONAL CITY CORPORATION

     National City is a $50 billion diversified financial services company based in Cleveland, Ohio. At December 31, 1996, National City was the third largest bank holding company headquartered in the State of Ohio and approximately the 19th largest in the United States on the basis of total assets. National City owns and operates 11 commercial banks and 885 banking offices in Ohio, Kentucky, Indiana and Pennsylvania. National City's five largest subsidiary banks (and only significant subsidiaries) are National City Bank of Pennsylvania, National City Bank, National City Bank of Columbus, National City Bank of Indiana and National City Bank of Kentucky. The banks and other subsidiaries and divisions are engaged in a variety of financial services businesses. In addition to a general commercial banking business, National City or its subsidiaries are engaged in trust, mortgage banking, merchant banking, leasing, item processing, venture capital, insurance and other financial-related businesses.

     National City, a Delaware corporation, is a bank holding company registered with the Federal Reserve under the Bank Holding Company Act of 1956, as amended. National City's executive offices are located at 1900 East Ninth Street, Cleveland, Ohio 44114-3484, and its telephone number is (216) 575-2000.

                               THE EXCHANGE OFFER

The Exchange Offer..............   Up to $500,000,000 aggregate Liquidation
                                   Amount of Exchange Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Old Capital
                                   Securities. Holders may tender their Old
                                   Capital Securities in whole or in part in a Liquidation Amount of $100,000 (100 Capital
                                   Securities), or any integral multiple of $100,000 in excess thereof. The Corporation and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Agreement relating to the Old Capital Securities. For a description of the procedures for tendering Old Capital
                                   Securities, see "The Exchange
                                   Offer -- Procedures for Tendering Old Capital
                                   Securities."

Expiration Date.................   5:00 p.m., New York City time, on
                                                    , 1997 unless the Exchange
                                   Offer is extended by the Corporation and the Trust. See "The Exchange Offer -- Expiration
                                   Date; Extensions; Amendments."

Conditions to the Exchange
Offer...........................   The Exchange Offer is subject to certain
                                   conditions, which may be waived by the
                                   Corporation and the Trust in their sole
                                   discretion. The Exchange Offer is not
                                   conditioned upon any minimum Liquidation
                                   Amount of Old Capital Securities being
                                   tendered. See "The Exchange
                                   Offer -- Conditions to the Exchange Offer."
                                   The Corporation and the Trust reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange
                                   Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old
                                   Capital Securities to withdraw their tendered
                                   Old Capital Securities and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The
                                   Exchange Offer -- Expiration Date;
                                   Extensions; Amendments."

Withdrawal Rights...............   Tenders of Old Capital Securities may be
                                   withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange
                                   Agent (as defined herein) in conformity with certain procedures set forth below under "The
                                   Exchange Offer -- Withdrawal Rights."

Procedures for Tendering
  Old Capital Securities........   To participate in the Exchange Offer, holders
                                   of Old Capital Securities must tender by (a) book-entry transfer pursuant to the procedures set forth under "The Exchange
                                   Offer -- Procedures for Tendering Old Capital
                                   Securities" or (b) forwarding certificates representing such Old Capital Securities with the Letter of Transmittal. Holders who are participants in DTC tendering by book-entry transfer must execute such tender through the DTC's ATOP (as defined herein) procedures. A holder using ATOP should transmit its acceptance to DTC on or prior to the Expiration Date. DTC will verify such acceptance, execute a book-entry transfer of the tendered Old Capital Securities into the Exchange Agent's account at DTC and then send to the Exchange Agent confirmation of such book-entry transfer, including an Agent's
                                   Message confirming that DTC has received an express acknowledgment from such holder that such holder has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Corporation may enforce the Letter of Transmittal against such holder.
                                   The book-entry confirmation must be received by the Exchange Agent in order for the tender relating thereto to be effective.

                                   If the tender is not made through ATOP,
                                   certificates for such Old Capital Securities, as well as the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal, must be received by the

                                   Exchange Agent at its address set forth in the Letter of Transmittal on or prior to the Expiration Date in order for such tender to be effective. See "The Exchange
                                   Offer -- Procedures for Tendering Old Capital Securities."

                                   Letters of Transmittal and certificates
                                   representing Old Capital Securities should not be sent to the Corporation or the Trust. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer -- Exchange Agent."

Resales of Exchange Capital
Securities......................   The Corporation and the trust are making the
                                   Exchange Offer of the Exchange Capital
                                   Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter, and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation
                                   Finance of the Commission, and subject to the two immediately following sentences, the
                                   Corporation and the Trust believe that
                                   Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Old
                                   Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is an Affiliate or a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the
                                   Securities Act, provided that such Exchange
                                   Capital Securities are acquired in the
                                   ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution
                                   (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Old Capital Securities who is an Affiliate or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased the Old
                                   Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation
                                   Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange
                                   Offer and (c) must comply with the
                                   registration and prospectus delivery
                                   requirements or other transfer of such Old
                                   Capital Securities unless such sale or other transfer is made pursuant to an exemption from such requirements. In addition, as described below, if any Participating
                                   Broker-Dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for Exchange Capital Securities, then such
                                   Participating Broker-

                                   Dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

                                   Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. The Letter of Transmittal contains the foregoing representations. Each Participating Broker-Dealer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending on the close of business on the first anniversary following the Expiration Date or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any person, including any Participating

                                   Broker-Dealer, who is an Affiliate may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of Exchange Capital Securities."

Exchange Agent..................   The Exchange Agent with respect to the
                                   Exchange Offer is The Bank of New York (the
                                   "Exchange Agent"). The addresses, and
                                   telephone and facsimile numbers of the
                                   Exchange Agent are set forth in "The Exchange
                                   Offer -- Exchange Agent" and in the Letter of
                                   Transmittal.

Federal Income Tax
Consequences....................   The exchange of an Old Capital Security for
                                   an Exchange Capital Security should not
                                   constitute a taxable exchange. See "Certain
                                   United States Federal Income Tax
                                   Consequences -- Exchange Offer."

                        THE EXCHANGE CAPITAL SECURITIES

Securities Offered..............   $500,000,000 aggregate Liquidation Amount of
                                   Reset Asset Capital Securities (Liquidation
                                   Amount $1,000 per Capital Security).

Distributions...................   Holders of Exchange Capital Securities will
                                   be entitled to receive cumulative cash
                                   distributions arising from the payment of interest on the Junior Subordinated Debt
                                   Securities accruing from the date of original issuance of the Old Capital Securities and payable semi-annually in arrears on the 1st day of June and December of each year, commencing December 1, 1997, at the Applicable Rate applied to the Liquidation
                                   Amount of $1,000 per Capital Security. See
                                   "Description of Exchange Capital
                                   Securities -- Distributions." Prior to the
                                   Rate Reset Date, the Applicable Rate on the
                                   Junior Subordinated Debt Securities will be
                                   6.75% per annum. On and after the Rate Reset
                                   Date, the Applicable Rate on the Junior
                                   Subordinated Debt Securities will be a rate per annum determined on the basis of Orders placed in a Rate Reset Auction to be held three Business Days prior to the Rate Reset
                                   Date. Pursuant to the Auction Procedures, each Existing Holder will indicate its desire to (i) continue to hold Capital Securities without regard to the Applicable Rate that results from the Rate Reset Auction, (ii) continue to hold Capital Securities if the Applicable Rate that results from the Rate
                                   Reset Auction is equal to or greater than the rate bid by such Existing Holder, and/or
                                   (iii) sell Capital Securities without regard to the Applicable Rate that results from such Rate Reset Auction. A Bid by an Existing
                                   Holder or a Potential Holder over the
                                   Treasury Rate on the Rate Reset Pricing Date plus 5.0% per annum will not be considered.
                                   Accordingly, the Auction Procedures establish the maximum applicable rate per annum that can result from the Rate Reset Auction. If
                                   Sufficient Clearing Bids have been made in the Rate Reset Auction, the Applicable Rate on the Junior Subordinated Debt Securities on and after the Rate Reset Date will be equal to (i) the Winning Bid Rate or (ii) if all Capital Securities are subject to Hold
                                   Orders, the Treasury Rate on the Rate Reset

                                   Date plus 1.15% per annum. See "Description of the Rate Reset Auction."

Extension Periods...............   Prior to the Rate Reset Date, the Indenture
                                   provides that the failure by the Corporation to pay interest on the Junior Subordinated
                                   Debt Securities when due is a Debenture Event of Default in which case the Property Trustee may declare the principal of and the interest on the Junior Subordinated Debt Securities due and payable. See "Description of Exchange
                                   Junior Subordinated Debt
                                   Securities -- Debenture Events of Default;
                                   Notice." After the Rate Reset Date,
                                   distributions on Capital Securities will be deferred for the duration of any Extension
                                   Period elected by the Corporation with
                                   respect to the payment of interest on the Junior Subordinated Debt Securities. No
                                   Extension Period will exceed ten consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated
                                   Debt Securities. See "Description of Exchange
                                   Junior Subordinated Debt Securities -- Option to Extend Interest Payment Date" and "Certain
                                   United States Federal Income Tax
                                   Consequences -- Interest and Original Issue
                                   Discount."

Ranking.........................   The Exchange Capital Securities will rank
                                   pari passu, and payments thereon will be made pro rata, with the Common Securities except as described under "Description of Exchange
                                   Capital Securities -- Subordination of Common
                                   Securities." The Exchange Junior Subordinated
                                   Debt Securities will rank pari passu with all other junior subordinated debt securities with substantially similar subordination terms issued by the Corporation pursuant to the Indenture ("Other Debentures"), and which may be issued and sold (if at all) to other trusts to be established by the Corporation
                                   (if any), in each case similar to the Trust
                                   ("Other Trusts"), and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt of the Corporation. See "Description of Exchange
                                   Junior Subordinated Debt Securities." The
                                   Exchange Guarantee will rank pari passu with all other guarantees (if any) which may be issued by the Corporation with respect to capital securities (if any) which may be issued by Other Trusts ("Other Guarantees") and will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to the extent and in the manner set forth in the Exchange
                                   Guarantee to all Senior Debt of the
                                   Corporation. See "Description of Exchange
                                   Guarantee." In addition, because the
                                   Corporation is a holding company, the
                                   Exchange Junior Subordinated Debt Securities and the Exchange Guarantee are effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, including deposits. See "Risk
                                   Factors -- Status of the Corporation as a Bank Holding Company."

Mandatory Redemption............   The Corporation must redeem the Junior
                                   Subordinated Debt Securities, in whole but not in part, in the event of a Failed
                                   Auction, on the Rate Reset Date at a
                                   redemption price equal to the principal
                                   amount of, plus accrued and unpaid interest on, the Junior Subordinated Debt Securities.
                                   See "Description of the

                                   Rate Reset Auction" and "Description of
                                   Exchange Junior Subordinated Debt
                                   Securities -- Redemption -- Mandatory
                                   Redemption." Upon the redemption of the
                                   Junior Subordinated Debt Securities, the proceeds of such redemption shall concurrently be applied to redeem, at the applicable Redemption Price, the Capital Securities, upon the terms and conditions described herein. See "Description of Exchange Capital Securities -- Mandatory Redemption."

Optional Redemption.............   Prior to the Rate Reset Date, the Corporation
                                   may not redeem the Junior Subordinated Debt
                                   Securities for any reason. The Corporation may redeem the Junior Subordinated Debt
                                   Securities (i) in whole, but not in part, on the Rate Reset Date at a redemption price equal to the principal amount of, plus accrued interest on, the Junior Subordinated
                                   Debt Securities and (ii) in whole or in part at any time on or after June 1, 2009, at the Optional Redemption Price, subject to the Corporation having received prior approval of the Federal Reserve to do so, if then required under applicable capital guidelines or policies of the Federal Reserve. See
                                   "Description of Exchange Junior Subordinated
                                   Debt Securities -- Redemption -- Optional
                                   Redemption." Upon the redemption in whole or in part of the Junior Subordinated Debt
                                   Securities, the proceeds of such redemption shall concurrently be applied to redeem, at the applicable Redemption Price, Capital
                                   Securities having an aggregate Liquidation
                                   Amount equal to the aggregate principal
                                   amount of the Junior Subordinated Debt
                                   Securities so redeemed, upon the terms and conditions described herein. See "Description of Exchange Capital Securities -- Mandatory
                                   Redemption."

Tax Event, '40 Act Event and
Capital Treatment Event
  Redemption....................   Prior to the Rate Reset Date, the Corporation
                                   may not redeem the Junior Subordinated Debt
                                   Securities for any reason, including the occurrence of a Tax Event, '40 Act Event or
                                   Capital Treatment Event. If at any time after the Rate Reset Date a Tax Event, '40 Act
                                   Event or a Capital Treatment Event should occur and be continuing, the Corporation may, within 90 days following the occurrence of such Special Event, redeem the Junior
                                   Subordinated Debt Securities, in whole but not in part, at a redemption price equal to
                                   (i) the Make-Whole Amount upon the occurrence of a Special Event prior to June 1, 2009, and
                                   (ii) the Optional Redemption Price upon the occurrence of a Special Event on or after June 1, 2009, subject to the Corporation having received prior approval from the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of
                                   Exchange Junior Subordinated Debt
                                   Securities -- Redemption -- Tax Event, '40
                                   Act Event and Capital Treatment Event
                                   Redemption." Upon the redemption of the
                                   Junior Subordinated Debt Securities, the proceeds of such redemption shall concurrently be applied to redeem, at the Special Event Redemption Price, the Trust
                                   Securities, upon the terms and conditions described herein. See "Description of
                                   Exchange Capital Securities -- Mandatory
                                   Redemption."

Ratings.........................   The Exchange Capital Securities are expected
                                   to be rated "A-" by Standard & Poor's Ratings
                                   Services and "a1" by Moody's Investors
                                   Service, Inc. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. There can be no assurance that the Exchange Capital
                                   Securities will continue to be so rated in the future or that such ratings will not be adversely affected by certain changes in the terms of the Exchange Junior Subordinated
                                   Debt Securities after the Rate Reset Date.

ERISA Considerations............   Prospective Purchasers must carefully
                                   consider the restrictions on purchase set forth under "Certain ERISA Considerations."

Absence of Market for the
  Capital Securities............   The Exchange Capital Securities will be a new
                                   issue of securities for which there is
                                   currently no market. Although the Initial
                                   Purchaser informed the Trust and the
                                   Corporation in connection with the offering of the Old Capital Securities that it intended to make a market in the Old Capital
                                   Securities and, if issued, the Exchange
                                   Capital Securities, the Initial Purchaser is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Old Capital Securities or the Exchange Capital Securities. See "Plan of Distribution."

Use of Proceeds.................   Neither the Corporation nor the Trust will
                                   receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. See "Use of Proceeds from Sale of Old
                                   Capital Securities."

Other...........................   For additional information regarding the
                                   Capital Securities, see "Description of the Rate Reset Auction," "Description of Exchange
                                   Capital Securities," "Description of Exchange
                                   Junior Subordinated Debt Securities,"
                                   "Description of Exchange Guarantee,"
                                   "Description of Old Capital Securities" and
                                   "Certain United States Federal Income Tax
                                   Consequences."

                               RATE RESET AUCTION

RATE RESET AUCTION PROCEDURES

     Prior to the Submission Deadline for the Rate Reset Auction, each Existing Holder of Capital Securities may submit to the Remarketing Agent (as defined herein), one or more of the following Orders:

     - Hold Order -- indicating a desire to hold a specified amount of outstanding Capital Securities without regard to the Applicable Rate on and after the Rate Reset Date.

     - Bid -- indicating a desire to hold a specified amount of outstanding Capital Securities if the Applicable Rate on and after the Rate Reset Date is not less than the rate specified in such Bid.

     - Sell Order -- indicating a desire to sell a specified amount of outstanding Capital Securities without regard to the Applicable Rate on and after the Rate Reset Date.

     Potential Holders of Capital Securities may submit Bids, to the Remarketing Agent, in which they will offer to purchase Capital Securities if the Applicable Rate on and after the Rate Reset Date is not less than the rate specified in such Bid. The Remarketing Agent will submit the Bids to the Auction Agent (as defined herein) by 10:00 a.m. on the Business Day following the Submission Deadline. The Auction Agent will determine if Sufficient Clearing Bids have been made and, if so, the Winning Bid Rate in accordance with the procedures set forth herein.

     An Order may be submitted only in a stated Liquidation Amount of $100,000 or an integral multiple of $100,000 in excess thereof. An Existing Holder may submit different types of Orders in the Rate Reset Auction with respect to Capital Securities then held by such Existing Holder, provided that the total stated Liquidation Amount of Capital Securities covered by such Orders does not exceed the stated Liquidation Amount of Capital Securities held by such Existing Holder. An Existing Holder that offers to purchase additional Capital Securities is, for purposes of such offer, treated as a Potential Holder as described below. Bids by Existing Holders with rates higher than the Treasury Rate on the Rate Reset Pricing Date plus 5.0% per annum (the "Maximum Applicable Rate") will be treated as Sell Orders, and Bids by a Potential Holder with a rate higher than the Maximum Applicable Rate will not be considered. Accordingly, the Auction Procedures establish the maximum applicable rate per annum that can result from the Rate Reset Auction. A Sell Order will be deemed to have been submitted on behalf of an Existing Holder if an Order is not submitted on behalf of such Existing Holder for any reason.

     If Sufficient Clearing Bids have been made (that is, the aggregate principal amount of Capital Securities subject to Bids by Potential Holders with rates equal to or lower than the Maximum Applicable Rate is at least equal to the aggregate principal amount of Capital Securities subject to Sell Orders by Existing Holders), the Applicable Rate on and after the Rate Reset Date will be the lowest rate specified in the Submitted Bids, which, taking into account such rate and all lower rates bid by Existing Holders and Potential Holders, would result in Existing Holders that have placed Submitted Bids and Potential Holders owning all of the Capital Securities available for purchase in the Rate Reset Auction. If Sufficient Clearing Bids have not been made (a "Failed Auction"), the Corporation will be required on the Rate Reset Date to redeem the Junior Subordinated Debt Securities at par plus any accrued and unpaid interest thereon. See "Description of Exchange Junior Subordinated
Debentures -- Redemption -- Mandatory Redemption." If all outstanding Capital Securities are subject to Hold Orders, the Applicable Rate on and after the Rate Reset Date will be the Full Participation Rate, which is the Treasury Rate on the Rate Reset Date plus 1.15% per annum.

     The Auction Procedures include a pro rata allocation of Capital Securities for purchase, which may result in an Existing Holder or a Potential Holder purchasing a stated Liquidation Amount of Capital Securities that is less than the principal amount of Capital Securities specified in its Order. Existing Holders electing to hold or sell Capital Securities will not be subject to proration procedures.

                                  RISK FACTORS

     Holders tendering Old Capital Securities in the Exchange Offer should carefully consider the matters set forth under "Risk Factors."

                                  RISK FACTORS

     Holders of the Old Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters prior to tendering Old Capital Securities in the Exchange Offer.

RANKING OF OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBT SECURITIES

     The obligations of the Corporation under the Guarantee issued by the Corporation for the benefit of the holders of Capital Securities and under the Junior Subordinated Debt Securities are unsecured and rank subordinate and junior in right of payment to all Senior Debt (which, as defined, includes without limitation all outstanding subordinated debt of the Corporation) of the Corporation. At March 31, 1997, the aggregate outstanding Senior Debt of the Corporation, on an unconsolidated basis, was approximately $834 million. The obligations of the Corporation under the Guarantee also rank subordinate and junior in right of payment to creditors of the Corporation's subsidiaries. See "-- Status of the Corporation as a Bank Holding Company." The Corporation will not have any indebtedness that ranks pari passu with or junior to its obligations under the Guarantee and the Junior Subordinated Debt Securities. None of the Indenture, the Guarantee or the Declaration places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Corporation or any subsidiary. See "Description of Exchange Junior Subordinated Debt Securities -- Subordination" and "Description of Exchange Guarantee -- Status of the Guarantee."

     The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon the Corporation making payments on the Junior Subordinated Debt Securities as and when required.

STATUS OF THE CORPORATION AS A BANK HOLDING COMPANY

     The Corporation is a legal entity separate and distinct from its subsidiaries, although the principal source of the Corporation's cash revenues is dividends from its subsidiaries. The right of the Corporation to participate in the distribution of assets of any subsidiary, upon the latter's liquidation, reorganization or otherwise (and thus the ability of the holders of Capital Securities to benefit indirectly from any such distribution) will be subject to the prior claims of such subsidiary's creditors, which will take priority except to the extent that the Corporation may itself be a creditor of such subsidiary with a recognized claim. As of March 31, 1997, the Corporation's subsidiaries had indebtedness and other liabilities of approximately $44.9 billion. Accordingly, the Junior Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debt Securities should look only to the assets of the Corporation for payments on the Junior Subordinated Debt Securities. Because the Corporation is a holding company with limited assets and liabilities, a substantial portion of the consolidated liabilities of the Corporation are liabilities of its subsidiaries. The Guarantee constitutes an unsecured obligation of the Corporation and ranks subordinate and junior in right of payment to all Senior Debt in the same manner as the Junior Subordinated Debt Securities.

     As a holding company, the Corporation conducts its operations principally through its subsidiaries and, therefore, its principal source of cash, other than its investing and financing activities, is receipt of dividends from its subsidiaries. However, there are legal limitations on the source and amount of dividends that a national bank is permitted to pay. A national bank may pay dividends only to the extent that retained net profits (including the portion transferred to surplus) exceed bad debts (as defined by regulation). Moreover, unless a national bank's surplus fund equals its common capital, dividends may be paid only after 10 percent of its net profits (as defined by regulation) for the specified preceding period have been transferred to the bank's surplus fund. In addition, prior approval of the Office of Comptroller of the Currency (the "OCC") is required if the total of all dividends declared by a national bank in any calendar year will exceed the sum of that bank's net profits for that year and its retained net profits for the preceding two calendar years, less any required transfers to either surplus or any fund for retirement of any preferred stock. At March 31, 1997 the Corporation's bank subsidiaries could have paid $558 million in dividends to the Corporation without prior OCC approval. The payment of dividends by the Corporation's subsidiaries will also be affected by other factors, such as requirements for the maintenance of adequate capital. In addition, the OCC is authorized to determine, under certain circumstances relating to the financial condition of a national bank, whether the payment of dividends would be an unsafe or unsound banking practice and to prohibit payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

     After the Rate Reset Date and so long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding ten consecutive semi-annual periods with respect to each Extension Period; provided, however, that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust will also be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the Applicable Rate thereof, compounded semi-annually from the relevant payment date for such Distributions during any such Extension Period). During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock),
(ii) make any payment of principal, interest or premium, if any, on, or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in interest to, the Junior Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debt Securities),
(e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any Extension Period, the Corporation may further extend such Extension Period; provided, however, that such extension does not cause such Extension Period to exceed ten consecutive semi-annual periods or to extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debt Securities (together with interest thereon accrued at the Applicable Rate compounded semi-annually, to the extent permitted by applicable law), and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Exchange Capital Securities -- Distributions" and "Description of Exchange Junior Subordinated Debt Securities -- Option to Extend Interest Payment Date."

     The Corporation believes, and will take the position, that the Junior Subordinated Debt Securities will be considered to be issued without "original issue discount" ("OID") for United States federal income tax purposes based on applicable Treasury Regulations. Based on this position, holders of Capital Securities generally will include their allocable share of the interest on the Junior Subordinated Debt Securities in taxable income under their own methods of tax accounting (i.e., cash or accrual). Under applicable Treasury Regulations, however, if the Corporation were to exercise its right to defer payments of interest, the Junior Subordinated Debt Securities would become OID instruments and would remain as such for as long as the Junior Subordinated Debt Securities remained outstanding. Consequently, for United States federal income tax purposes, holders of Capital Securities would be required to include their pro rata share of OID in gross income as it accrues in advance of the receipt of cash attributable to such interest income. Such holders would not receive the cash related to such income if they dispose of the Capital Securities prior to the record date for payment of distributions thereafter. See "Certain United States Federal Income Tax Consequences -- Interest and Original Issue Discount" and "-- Disposition of the Capital Securities."

     Should the Corporation elect to exercise its right to defer payments of interest on the Junior Subordinated Debt Securities in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Corporation's right to defer interest payments on the Junior Subordinated Debt Securities after the Rate Reset Date, the market price of the Capital Securities (which represent beneficial ownership interests in the Trust holding the Junior Subordinated Debt Securities as its sole assets) may be more volatile than the market prices of other securities that are not subject to such deferrals.

TAX EVENT, '40 ACT EVENT OR CAPITAL TREATMENT EVENT REDEMPTION

     After the Rate Reset Date and upon the occurrence and continuation of a Tax Event, '40 Act Event or a Capital Treatment Event (each a "Special Event"), the Corporation may, at its option within 90 days following the occurrence of such Special Event and subject to receipt of prior approval of the Federal Reserve if such approval is then required under applicable capital guidelines or policies, redeem the Junior Subordinated Debt Securities in whole, but not in part, at the Special Event Redemption Price. In such event, the Trust will redeem the Capital Securities. See "Description of Exchange Junior Subordinated Debt
Securities -- Redemption -- Tax Event, '40 Act Event and Capital Treatment Event Redemption," "Description of Exchange Capital Securities -- Mandatory Redemption" and "Description of Exchange Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities."

POSSIBLE TAX LAW CHANGES AFFECTING THE CAPITAL SECURITIES

     On February 6, 1997, the revenue portion of President Clinton's fiscal year 1998 budget proposal (the "Budget Proposal") was released. If enacted, the Budget Proposal would generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 15 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the Corporation's consolidated balance sheet. The above described provision of the Budget Proposal is proposed to be effective generally for instruments issued on or after the date of first Congressional committee action. No such action has yet occurred and neither the House of Representatives nor the Senate has included the above described provision of the Budget Proposal in the revenue provisions of H.R. 2014 (as approved by the House of Representatives on June 26, 1997 and by the Senate on June 27, 1997). If the above described provision were to apply to the Junior Subordinated Debt Securities, the Corporation would be unable to deduct interest on the Junior Subordinated Debt Securities. Under current law, the Corporation will be able to deduct interest on the Junior Subordinated Debt Securities. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the Junior Subordinated Debt Securities. Such a change could give rise to a Tax Event, which, after the Rate Reset Date, may permit the Corporation to cause a redemption of the Capital Securities, as described more fully under "Description of Exchange Capital Securities -- Mandatory Redemption" and "Description of Exchange Junior Subordinated Debt Securities --
Redemption -- Tax Event, '40 Act Event and Capital Treatment Event Redemption." See also "Certain United States Federal Income Tax Consequences -- Possible Tax Law Changes."

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES

     The Corporation, as the holder of the outstanding Common Securities, has the right at any time to terminate the Trust and cause the Junior Subordinated Debt Securities to be distributed to the holders of the Capital Securities. Under current United States federal income tax law and interpretations thereof and assuming, as expected, that the Trust is treated as a grantor trust for United States federal income tax purposes, a distribution by the Trust of the Junior Subordinated Debt Securities pursuant to a liquidation of the Trust would not be a taxable event to the Trust or to holders of the Capital Securities and would result in a holder of a Capital Securities receiving directly such holder's pro rata share of the Junior Subordinated Debt Securities (previously held indirectly through the Trust). If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debt Securities as a result of the occurrence of a Tax Event or otherwise, the distribution of Junior Subordinated Debt Securities to holders of the Capital Securities by the Trust would be a taxable event to the Trust and each holder of Capital Securities, and such holders would recognize gain or loss as if they had exchanged their Capital Securities for the Junior Subordinated Debt Securities they received upon the liquidation of the Trust. See "Certain United States Federal Income Tax Consequences -- Distribution of Junior Subordinated Debt Securities or Cash Upon Liquidation of the Trust."

     There can be no assurance as to the market prices for Capital Securities, or Junior Subordinated Debt Securities that may be distributed in exchange for Capital Securities, if a liquidation of the Trust occurs. Accordingly, the Capital Securities or the Junior Subordinated Debt Securities may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debt Securities on termination of the Trust, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debt Securities and should carefully review all the information regarding the Junior Subordinated Debt Securities contained herein. See "Description of Exchange Capital Securities -- Liquidation of the Trust and Distribution of the Junior Subordinated Debt Securities" and "Description of Exchange Junior Subordinated Debt Securities -- General."

RIGHTS UNDER THE GUARANTEE

     The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand available therefor at such time,
(ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (unless the Junior Subordinated Debt Securities are distributed to holders of the Capital Securities), the lesser of
(a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities after the satisfaction of liabilities to creditors of the Trust as provided by applicable law.

     The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Junior Subordinated Debt Securities, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay principal of or interest on the Junior Subordinated Debt Securities on the applicable payment date, then a holder of Capital Securities may institute a Direct Action. Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of and interest on the Junior Subordinated Debt Securities, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities or assert directly any other rights in respect of the Junior Subordinated Debt Securities. See "Description of Exchange Junior Subordinated Debt

Securities -- Enforcement of Certain Rights by Holders of Capital Securities," "Description of Exchange Junior Subordinated Debt Securities -- Debenture Events of Default" and "Description of Exchange Guarantee." The Declaration provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture. The Bank of New York will act as Guarantee Trustee under the Guarantee and will hold the Guarantee for the benefit of the holders of the Capital Securities. The Bank of New York will also act as Property Trustee under the Declaration and as Debenture Trustee under the Indenture.

LIMITED VOTING RIGHTS

     Holders of Capital Securities generally have limited voting rights relating only to the modification of the Capital Securities, the dissolution, winding-up or liquidation of the Trust, and the exercise of the Trust's rights as holder of Junior Subordinated Debt Securities. The right to vote to appoint, remove or replace the Property Trustee, the Delaware Trustee or the Administrative Trustees is vested exclusively in the holder of the Common Securities except, with respect to the Property Trustee and the Delaware Trustee, upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Declaration without the consent of holders of Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust, even if such action adversely affects the interests of such holders. See "Description of Exchange Capital Securities -- Removal of Issuer Trustees" and
" -- Voting Rights; Amendment of the Declaration."

REGULATORY CAPITAL REQUIREMENTS

     The Corporation is subject to regulatory capital guidelines. At March 31, 1997, the Corporation was in compliance with applicable regulatory capital requirements. The Corporation, at that date, had a total capital to risk-weighted assets ratio of 14.74% and a Tier 1 Capital to risk-weighted assets ratio of 9.70%, both above the minimum requirements of 8.0% and 4.0%, respectively. The Corporation's leverage ratio at that date was 7.86%.

     Although the minimum leverage ratio requirement is 3.00%, most bank holding companies, including the Corporation, are expected to maintain an additional cushion of at least 100 to 200 basis points above the minimum. However, the Federal Reserve may assign a specific capital ratio to an individual bank holding company, including the Corporation, based on its assessment of asset quality, earnings performance, interest-rate risk and liquidity. As of the date of this Prospectus, the Federal Reserve has not advised the Corporation of a specific leverage ratio requirement.

     There can be no assurance that the Corporation will continue to be able to meet its respective minimum capital ratios. In the event that the Corporation falls below the minimum capital requirements described above, agencies may take regulatory action. Such actions could impair the Corporation's ability to make principal and interest payments on the Junior Subordinated Debt Securities.

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

     The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities that remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities that remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Agreement (subject to certain limited exceptions). The Corporation and the Trust do not intend to register under the Securities Act any Old Capital Securities that remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

     To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, to the extent that Old Capital Securities are tendered and accepted in connection with the Exchange Offer, any trading market for Old Capital Securities that remain outstanding after the Exchange Offer could be adversely affected.

     The Exchange Capital Securities and any Old Capital Securities that remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Declaration and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of Exchange Capital Securities -- General."

     The Registration Agreement provides that if the Exchange Offer is not consummated by December 3, 1997, the Distribution rate borne by the holders of Old Capital Securities will increase by 0.25% per annum commencing on December 4, 1997 until the Exchange Offer is consummated. The aggregate amount of such additional Distributions payable pursuant to the foregoing provisions will in no event exceed 0.50% per annum. See "Description of Old Capital Securities." Upon consummation of the Exchange Offer, the holders of Capital Securities will not be entitled to any such increase in the Distribution rate thereon.

ABSENCE OF PUBLIC MARKET

     The Old Capital Securities have not been registered under the Securities Act and will be subject to significant restrictions on resale to the extent that they are not exchanged for Exchange Capital Securities. Although the Exchange Capital Securities will generally be permitted to be resold or otherwise transferred by the holders (who are not Affiliates of the Corporation or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. The Capital Securities may be transferred only in blocks having a stated Liquidation Amount of $100,000 (100 Capital Securities or Exchange Capital Securities, as the case may be) or an integral multiple of $100,000 in excess thereof. There is no existing market for the Exchange Capital Securities and there can be no assurance as to the liquidity of any markets that may develop for the Exchange Capital Securities or the ability of the holders to sell their Exchange Capital Securities or at what price holders of the Exchange Capital Securities will be able to sell such Exchange Capital Securities. Future trading prices of the Exchange Capital Securities will depend on many factors including, among other things, prevailing interest rates, the Corporation's operating results and the market for similar securities. The Initial Purchaser informed the Corporation and the Trust in connection with the offering of the Old Capital Securities that the Initial Purchaser intended to make a market in the Old Capital Securities and, if issued, the Exchange Capital Securities; however, the Initial Purchaser is not obligated to do so and any such market making activity may be terminated at any time without notice to the holders of the Exchange Capital Securities.

     Notwithstanding the registration of the Exchange Capital Securities pursuant to the Exchange Offer, holders who are Affiliates of the Corporation or the Trust may publicly offer for sale or resell the Exchange Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

     Each Participating Broker-Dealer that receives Exchange Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

     Subject to certain exceptions more fully described under "The Exchange Offer -- Acceptance for Exchange and Issuance of Exchange Capital Securities," issuance of the Exchange Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Old Capital Securities (unless such holder complies with the procedures specified for guaranteed delivery of the Old Capital Securities), a properly completed and duly executed

Letter of Transmittal or Agent's Message in lieu thereof and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. None of the Corporation, the Trust or the Exchange Agent is under any duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

              USE OF PROCEEDS FROM SALE OF OLD CAPITAL SECURITIES

     Neither the Trust nor the Corporation will receive cash proceeds from the issuance of the Exchange Capital Securities offered hereby. In consideration for issuing the Exchange Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and canceled.

     The net proceeds to the Trust from the offering of the Old Capital Securities were $498,910,000.

     All of the proceeds from the sale of the Old Capital Securities and the Common Securities were invested by the Trust in the Old Junior Subordinated Debt Securities. The Corporation has applied the net proceeds from the sale of the Old Junior Subordinated Debt Securities to its general funds to be used for general corporate purposes, including, from time to time, the repurchase of shares of the common stock of the Corporation, in the open market or in privately negotiated transactions, and the making of advances to its subsidiaries. A portion of such net proceeds could be used in connection with one or more future acquisitions. From time to time, the Corporation investigates and holds discussions and negotiations in connection with possible transactions with other banks. As of the date of this Prospectus, the Corporation has not entered into any agreements or understandings with respect to any potential acquisitions or any other material transactions of the type referred to above and no discussions or negotiations are taking place. Pending any such application by the Corporation, the net proceeds may be invested in short-term interest-bearing securities, invested in equity securities, or used to reduce short-term borrowings.

                         NATIONAL CITY CAPITAL TRUST I

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) the original declaration of trust executed by the Corporation, as Depositor, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein, which original declaration of trust was amended and restated and executed on June 6, 1997, by the Corporation, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein (the "Declaration"), and (ii) the filing of a certificate of trust with the Delaware Secretary of State on May 29, 1997. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities (ii) using the proceeds from the sale of the Trust Securities to acquire the Old Junior Subordinated Debt Securities and (iii) engaging in only those other activities necessary, advisable or incidental thereto, which includes engaging in this Exchange Offer. Accordingly, the Junior Subordinated Debt Securities are the sole assets of the Trust, and payments under the Junior Subordinated Debt Securities will be the sole revenues of the Trust. All of the Common Securities are owned by the Corporation. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an Event of Default (or an event that, with notice or the passage of time, would become such an Event of Default) under the Declaration resulting from a Debenture Event of Default, the rights of the Corporation as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise are subordinated to the rights of the holders of the Capital Securities. See "Description of Exchange Capital Securities -- Subordination of Common Securities." The Corporation has acquired Common Securities in an aggregate Liquidation Amount equal to 3% of the total capital of the Trust. The Trust has a term of 40 years, but may terminate earlier as provided in the Declaration. The Trust's business and affairs are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for the Trust are The Bank of New York, as the Property Trustee, The Bank of New York (Delaware), as the Delaware Trustee, and three individual trustees as Administrative Trustees who are employees or officers of or affiliated with the Corporation (collectively, the "Issuer Trustees"). The Bank of New York, as Property Trustee, acts as sole indenture trustee under the Declaration. The Bank of New York also acts as trustee under the Old Guarantee and will act as trustee under the Exchange Guarantee. See "Description of Exchange Junior Subordinated Debt Securities" and "Description of Exchange Guarantee." The holder of the Common Securities, or the holders of a majority in Liquidation Amount of the Capital Securities, if an Event of Default under the Declaration resulting from a

Debenture Event of Default has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Declaration. Pursuant to the expense provisions under the Indenture, the Corporation, as obligor on the Junior Subordinated Debt Securities, will pay all fees and expenses related to the Trust and the offering of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. See "Description of Exchange Capital Securities -- Expenses and Taxes." The address and telephone number of the principal executive office of the Trust is 1900 East Ninth Street, Cleveland, Ohio 44114-3484, and its telephone number is (216) 575-2000.

                           NATIONAL CITY CORPORATION

     National City is a $50 billion diversified financial services company based in Cleveland, Ohio. At December 31, 1996, National City was the third largest bank holding company headquartered in the State of Ohio and approximately the 19th largest in the United States on the basis of total assets. National City owns and operates 11 commercial banks and 885 banking offices in Ohio, Kentucky, Indiana and Pennsylvania. National City's five largest subsidiary banks (and only significant subsidiaries) are National City Bank of Pennsylvania, National City Bank, National City Bank of Columbus, National City Bank of Indiana and National City Bank of Kentucky. The banks and other subsidiaries and divisions are engaged in a variety of financial services businesses. In addition to a general commercial banking business, National City or its subsidiaries are engaged in trust, mortgage banking, merchant banking, leasing, item processing, venture capital, insurance and other financial-related businesses.

     National City, a Delaware corporation, is a bank holding company registered with the Federal Reserve under the Bank Holding Company Act of 1956, as amended. National City's executive offices are located at 1900 East Ninth Street, Cleveland, Ohio 44114-3484, and its telephone number is (216) 575-2000.

                                 RECENT EVENTS

AUTHORIZED SHARE REPURCHASES

     On April 14, 1997, the Board of Directors of the Corporation authorized the repurchase of up to 10 million shares of common stock of the Corporation subject to a purchase limit of $600 million. As of April 14, 1997, there were approximately 220 million shares of common stock outstanding. The Corporation's previous repurchase program, for five million shares, was authorized in December 1996 and was completed in early April 1997.

CONSOLIDATED RESULTS OF THREE MONTHS ENDED MARCH 31, 1997

     The Corporation reported net income for the quarter ended March 31, 1997 of $196.1 million, an increase of 11% over the $176.9 million earned in the first quarter of 1996. Fully-diluted net income per common share was $.87 for the first quarter of 1997, a 10% increase over $.79 earned in 1996. The growth in net income was due to increased non-interest income, coupled with control of operating expenses.

     On a tax-equivalent basis, net interest income was $477.4 million in the first quarter of 1997, down $3.4 million from $480.8 million in the first quarter of 1996. The Corporation's net interest margin was 4.26%, down 0.09% from the comparable period in 1996. Although average total loans were up 4.4%, the lower net interest income and resulting contraction of the margin was due to the sale of a $400 million private label credit card portfolio, overall tighter spreads on loans, and the use of higher cost funding to support earning asset growth.

     Non-interest income increased 11.4% to $305.0 million for the quarter ended March 31, 1997 from $273.8 million a year ago. The growth in non-interest income was driven by gains in trust fees, card-related fees, service charges on deposits, and item processing revenue. Securities gains also grew to $16.0 million in the first quarter of 1997 from $12.7 million in the first quarter of 1996.

     Non-interest expense was $451.3 million for the quarter ended March 31, 1997, down 1.4% from $457.8 million for the same period a year ago. The decrease was primarily due to lower third party services and reduced general administrative expenses.

     The Corporation's efficiency ratio was 58.89% for the first quarter of 1997, an improvement from 61.71% a year ago.

     The return on average equity and the return on average assets was 17.71% and 1.61%, respectively, for the three months ended March 31, 1997. This compares to returns of 17.39% and 1.46%, respectively, for the same period in 1996.

     Total assets as of March 31, 1997 were $50.4 billion. Earning assets at March 31, 1997 were $45.7 billion compared to earning assets of $44.1 billion at March 31, 1996. The increase in earning assets results primarily from an increase in loans during the period. Total loans at quarter-end were $36.4 billion, up from total loans of $34.8 billion a year ago. The most significant growth occurred in the commercial and consumer loan portfolios. Deposits at the end of the first quarter of 1997 totaled $35.1 billion compared to $34.7 billion a year ago. The increase in deposits resulted from an increase in purchased deposits used to support loan growth offset by a slight decline in core deposits. At March 31, 1997, stockholders' equity was $4.3 billion, up from $4.1 billion at March 31, 1996. In connection with National City's authorized five million share repurchase program, the Corporation repurchased 3.6 million shares of its common stock in the first quarter. The remaining shares under this authorization were repurchased in early April.

     The allowance for loan losses was $704.3 million at March 31, 1997, or 1.94% of loans outstanding, compared to $707.4 million or 2.03% at March 31, 1996. The provision for loan losses was $35.9 million for the first quarter of 1997, up from $32.0 million for the same period a year ago. The provision for loan losses exceeded loan net charge-offs for the period. Loan net charge-offs as a percentage of average loans were 0.36% for the first quarter of 1997, unchanged from the same period a year ago. Non-performing assets were $172.8 million at March 31, 1997, down $42.5 million from last year.

     The following unaudited consolidated summary sets forth selected financial data for the Corporation and its subsidiaries for the three month periods ended March 31, 1997 and 1996. The summary should be read in conjunction with the financial information incorporated by reference to other documents. See "Incorporation of Certain Documents by Reference."

                                                                        THREE MONTHS ENDED
                                                                             MARCH 31,
                                                                       ---------------------
                                                                        1997          1996
                                                                       -------       -------
                                                                       (IN MILLIONS, EXCEPT
                                                                              RATIOS
                                                                           AND PER SHARE
                                                                             AMOUNTS)
Summary of Operations:
  Net interest income (tax-equivalent basis).........................  $   477       $   481
  Provision for loan losses..........................................       36            32
  Noninterest income.................................................      305           274
  Noninterest expense................................................      451           458
  Net income.........................................................      196           177
  Net income applicable to common stock..............................      196           173
  Per Share Data:
  Net income
     Primary.........................................................  $   .87       $   .80
     Fully diluted...................................................      .87           .79
  Book value.........................................................    19.69         18.43
Period-End Balance Sheet Data:
  Assets.............................................................  $50,381       $48,776
  Loans..............................................................   36,383        34,775
  Securities.........................................................    8,831         9,129
  Earning assets.....................................................   45,650        44,138
  Deposits...........................................................   35,066        34,708
  Long-term debt.....................................................    3,334         3,375
  Total equity.......................................................    4,344         4,094
  Common shares......................................................      221           213
Key Performance Ratios:
  Return on average assets...........................................     1.61%         1.46%
  Return on average total equity.....................................    17.71         17.39
  Net interest margin................................................     4.26          4.35
  Efficiency.........................................................    58.89         61.71
  Allowance for loan losses as a percentage of loans.................     1.94          2.03
  Average equity to average assets...................................     9.06          8.38
Capital Ratios:
  Tier 1 capital to risk-weighted assets.............................     9.70%         9.80%
  Total risk based capital to risk-weighted assets...................    14.74         14.70
  Leverage ratio.....................................................     7.86          7.48

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                        YEAR ENDED DECEMBER 31,
                                            THREE MONTHS ENDED    ------------------------------------
                                              MARCH 31, 1997      1996    1995    1994    1993    1992
                                            ------------------    ----    ----    ----    ----    ----
Ratio of Earnings to Fixed Charges:
  Excluding interest on deposits..........         3.19           3.05    2.55    3.50    4.08    3.26
  Including interest on deposits..........         1.67           1.61    1.47    1.69    1.69    1.41

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited consolidated summary sets forth selected financial information for National City and its subsidiaries for each of the years in the five-year period ending December 31, 1996. The following summary should be read in conjunction with the financial information incorporated herein by reference to other documents. See "Incorporation of Certain Documents by Reference."

                           NATIONAL CITY CORPORATION

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                                                       YEAR ENDED DECEMBER 31,
                                                           -----------------------------------------------
                                                            1996      1995      1994      1993      1992
                                                           -------   -------   -------   -------   -------
                                                              (IN MILLIONS, EXCEPT RATIOS AND PER SHARE
                                                                              AMOUNTS)
Summary of Operations:
  Interest income........................................  $ 3,655   $ 3,604   $ 3,003   $ 2,868   $ 3,041
  Interest expense.......................................    1,713     1,776     1,237     1,125     1,381
                                                           -------   -------   -------   -------   -------
  Net interest income....................................    1,942     1,828     1,766     1,743     1,660
  Provision for loan losses..............................      146       113       110       143       226
                                                           -------   -------   -------   -------   -------
  Net interest income after provision for loan losses....    1,796     1,715     1,656     1,600     1,434
  Noninterest income.....................................    1,273     1,069     1,006       953       925
  Noninterest expense....................................    2,011     1,939     1,803     1,761     1,787
                                                           -------   -------   -------   -------   -------
    Income before income taxes and cumulative effect of
      accounting changes.................................    1,058       845       859       792       572
  Income taxes...........................................      321       254       261       235       164
                                                           -------   -------   -------   -------   -------
  Net income before cumulative effect of accounting
    changes..............................................      737       591       598       557       408
  Cumulative effect of accounting changes, net...........       --        --        --        60        --
                                                           -------   -------   -------   -------   -------
  Net income.............................................  $   737   $   591   $   598   $   617   $   408
                                                           =======   =======   =======   =======   =======
Per Share Data:
  Net income
    Primary..............................................  $  3.29   $  2.68   $  2.64   $  2.62   $  1.76
    Fully diluted........................................     3.27      2.64      2.60      2.59      1.76
  Dividends paid per common share........................     1.47      1.30      1.18      1.06       .94
  Book value.............................................    19.86     18.33     15.35     15.94     13.42
  Average shares outstanding
    Primary..............................................   222.67    215.10    220.82    228.79    221.28
    Fully diluted........................................   225.50    224.00    229.84    238.31    232.12
Period-End Balance Sheet Data:
  Total assets...........................................  $50,856   $50,542   $45,869   $45,165   $42,322
  Loans..................................................   35,830    34,466    30,701    28,602    25,952
  Allowance for loan losses..............................      706       706       707       685       623
  Securities.............................................    8,997    10,345     9,637    11,323    10,898
  Deposits...............................................   36,000    35,581    34,555    33,144    33,192
  Long-term debt.........................................    2,994     3,025     2,012     1,261     1,010
  Common equity..........................................    4,432     3,878     3,272     3,597     3,008
  Total equity...........................................    4,432     4,064     3,460     3,795     3,245
Performance Ratios:
  Return on average assets...............................     1.51%     1.23%     1.35%     1.46%      .99%
  Return on average total equity.........................    17.55     15.78     16.81     17.95     13.18
  Net interest margin....................................     4.44      4.22      4.50      4.63      4.54%
  Efficiency (excl. merger charges)......................    61.88     66.57     64.70     65.19     69.96
  Dividend payout........................................    44.68     48.51     44.70     40.46     53.41
Asset Quality Ratios:
  Nonperforming assets to loans and foreclosed
    properties...........................................      .47%      .61%      .74%     1.34%     2.27%
  Net charge-offs to average loans.......................      .42       .38       .34       .49       .75
  Allowance to loans.....................................     1.97      2.05      2.30      2.40      2.40
  Allowance to nonperforming loans.......................      493x      377x      398x      254x      167x
Liquidity and Capital Ratios:
  Average loans to average deposits......................   100.21%    94.40%    88.80%    83.77%    79.16%
  Average equity to average assets.......................     8.61      7.80      8.05      8.11      7.47
  Tangible equity to tangible assets.....................     7.81      7.09      6.66      7.54      6.87
  Tier 1 capital to risk-weighted assets.................     9.84      9.14      9.12      9.36      9.69
  Total risk-based capital to risk-weighted assets.......    14.79     13.47     12.45     12.27     12.13
  Leverage...............................................     8.16      7.26      7.57      7.56      7.31

                                 CAPITALIZATION

     The following table sets forth (i) the consolidated capitalization of National City at March 31, 1997 and (ii) as adjusted for the offering of the Old Capital Securities and the issuance of the Old Subordinated Debt Securities. This table is based on, and is qualified in its entirety by, the historical consolidated financial statements of National City, including the related notes thereto, which are included in documents incorporated by reference herein, and should be read in conjunction therewith. For purposes of preparing the table below, it was assumed that the net proceeds from the sale of the Old Junior Subordinated Debt Securities were initially invested in short-term interest-bearing securities.

                                                                                       AS
                                                                        ACTUAL      ADJUSTED
                                                                      ----------   ----------
                                                                      (DOLLARS IN THOUSANDS)
Long-Term Debt......................................................  $3,334,163   $3,334,163
Corporation-Obligated Mandatorily Redeemable Capital Trust
  Pass-through Securities of Subsidiary Trust.......................          --      499,890
Stockholders' Equity
  Preferred stock, none issued......................................          --           --
  Common stock, par value $4 per share, authorized 350,000,000
     shares, outstanding 220,595,443 shares.........................     882,382      882,382
  Capital surplus...................................................     633,025      633,025
  Retained earnings.................................................   2,718,968    2,718,968
  Unrealized gains on securities available for sale, net of income
     taxes..........................................................     110,031      110,031
                                                                      ----------   ----------
  Total Stockholders' Equity........................................   4,344,406    4,344,406
                                                                      ----------   ----------
     Total Capitalization...........................................  $7,678,569   $8,178,459
                                                                      ==========   ==========
Consolidated Capital Ratios
  Equity to assets..................................................        8.62%        8.54%
  Tier 1 capital to risk-weighted assets............................        9.70         9.68
  Total capital to risk-weighted assets.............................       14.74        14.71

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the financial statements of the Trust are consolidated into the Corporation's consolidated financial statements. The Capital Securities are considered long-term debt for financial reporting purposes and Distributions payable on the Capital Securities will be recorded as interest expense in the consolidated statements of income.

                              REGULATORY TREATMENT

     As a registered bank holding company, the Corporation is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. The Corporation expects that, after the Rate Reset Date, the Capital Securities will be treated as "Tier 1 Capital" of the Corporation for such purposes.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the sale of the Old Capital Securities, the Corporation and the Trust entered into the Registration Agreement with the Initial Purchaser, pursuant to which the Corporation and the Trust agreed to file and to use their best efforts to cause to be declared effective by the Commission a Registration Statement with respect to the exchange of the Old Capital Securities for capital securities with terms identical in all material respects to the terms of the Old Capital Securities. A copy of the Registration Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Trust under the Registration Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Old Capital Securities, except that the Exchange Capital Securities (i) will have been issued in a transaction registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and (ii) other than any possible increase in the Applicable Rate pursuant to the Rate Reset Auction, will not provide for any increase in the Distribution rate thereon. In that regard, the Registration Agreement provides, among other things, that, if the Exchange Offer is not consummated by December 3, 1997, except in limited circumstances, the Distribution rate borne by the Old Capital Securities will increase by 0.25% per annum commencing on December 4, 1997 until the Exchange Offer is consummated. The aggregate amount of such additional Distributions payable pursuant to the foregoing provisions will in no event exceed 0.50% per annum. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any such increase in the Distribution rate thereon or any further registration rights under the Registration Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

     The Exchange Offer is not being made to, nor will the Trust or the Corporation accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by DTC who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

     Pursuant to the Exchange Offer, the Corporation will exchange as soon as practicable after the date hereof the Old Guarantee for the Exchange Guarantee and $500,000,000 aggregate principal amount of the Old Junior Subordinated Debt Securities for a like aggregate principal amount of the Exchange Junior Subordinated Debt Securities. The Exchange Guarantee and the Exchange Junior Subordinated Debt Securities have been registered under the Securities Act.

TERMS OF EXCHANGE

     The Trust and the Corporation hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $500,000,000 aggregate Liquidation Amount of Exchange Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $500,000,000 of Exchange Capital Securities in exchange for a like Liquidation Amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 or any integral multiple of $100,000 in excess thereof.

     The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $500,000,000 aggregate Liquidation Amount of Old Capital Securities is outstanding.

     Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities that are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and will be entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

     If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

     Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

     NEITHER THE BOARD OF DIRECTORS OF THE CORPORATION NOR ANY TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" means 5:00 p.m., New York City time, on
          , 1997, unless the Exchange Offer is extended by the Corporation and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

     The Corporation and the Trust expressly reserve the right in their sole discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Corporation and the Trust determine, in their sole discretion, that any of the events or conditions referred to under "-- Conditions to the Exchange Offer" have occurred or exist,
(iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under " -- Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Corporation and the Trust to constitute a material change, or if the Corporation and the Trust waive a material condition of the Exchange Offer, the Corporation and the Trust will promptly disclose such amendment by means of an amended or supplemented Prospectus that will be distributed to the registered holders of the Old Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next Business Day after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation and the Trust may choose to make any public announcement and subject to applicable law, the Corporation and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE CAPITAL SECURITIES

     Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, Exchange Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "-- Withdrawal Rights") promptly after the Expiration Date.

     In all cases, delivery of Exchange Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal and (iii) any other documents required by the Letter of Transmittal.

     The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Corporation may enforce such Letter of Transmittal against such participant.

     Subject to the terms and conditions of the Exchange Offer, the Corporation and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Corporation's and the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Corporation and the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Corporation's and the Trust's acceptance for exchange of Old Capital Securities) or the Corporation and the Trust extend the Exchange Offer or are unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Corporation's and the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Corporation and the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."

     Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal or Agent's Message, as the case may be, that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Corporation, the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

     Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry tender, an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at its address set forth under " -- Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent, (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

     If a tendering holder is tendering less than all of its Old Capital Securities, the tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. If fewer than all of the Old Capital Securities of a holder are tendered for exchange, the untendered Liquidation Amount of the holder's remaining Old Capital Securities must be $100,000 or any integral multiple of $100,000 in excess thereof. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. DELIVERY IS RECOMMENDED BY OVERNIGHT DELIVERY OR, IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Book Entry Transfer. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two Business Days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's Authorized Tender Offer Program ("ATOP") procedures for transfers. Such holder of Old Capital Securities using ATOP should transmit its acceptance to DTC on or prior to the Expiration Date (or comply with the guaranteed delivery procedures set forth below). DTC will verify such acceptance, execute a book-entry transfer of the tendered Old Capital Securities into the Exchange Agent's account at DTC and then send to the Exchange Agent confirmation of such book-entry transfer, including an Agent's Message confirming that DTC has received an express acknowledgment from such holder that such holder has received and agrees to be bound by the Letter of Transmittal and that the Corporation and the Trust may enforce the Letter of Transmittal against such holder.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     Signature Guarantees. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (i) or (ii) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

     Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

           (i) such tenders are made by or through an Eligible Institution;

           (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

          (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     Notwithstanding any other provision hereof, the delivery of Exchange Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

     The Corporation's and the Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement among the tendering holder, the Corporation and the Trust upon the terms and subject to the conditions of the Exchange Offer.

     Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right, in their sole discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Corporation or the Trust, be unlawful. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     The Corporation's and the Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Trust or the Corporation, proper evidence satisfactory to the Corporation and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

     A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF EXCHANGE CAPITAL SECURITIES

     The Corporation and the Trust are making the Exchange Offer of the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter, and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is an Affiliate or a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Old Capital Securities who is an Affiliate or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above- mentioned interpretive letters, (ii) will not be entitled to tender such Old Capital Securities in the Exchange Offer and
(iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale or transfer is made pursuant to an exemption from such requirements. In addition, as described below, Participating Broker-Dealers must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of Exchange Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. The Letter of Transmittal contains the foregoing representations. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each Participating Broker-Dealer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending on the close of business on the first anniversary following the Expiration Date or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any person, including any Participating Broker-Dealer, who is an Affiliate may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message in lieu thereof, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Registration Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities may be resumed, as the case may be.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

     In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital

Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the certificate numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission on or prior to the Expiration Date. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "-- Procedures for Tendering Old Capital Securities."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. Neither the Corporation, the Trust, any Affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities that have been tendered but which are withdrawn will be returned to the holder thereof without cost to such holder promptly after withdrawal.

DISTRIBUTIONS ON THE EXCHANGE CAPITAL SECURITIES

     Each Exchange Capital Security will pay cumulative Distributions from the most recent Distribution Date on the Old Capital Securities, or if no Distributions have been paid on such Old Capital Securities, from June 6, 1997. Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date with respect to such Old Capital Securities prior to the original issue date of the Exchange Capital Securities or, if no such Distributions have been paid, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such Distributions have been paid, from and after June 6, 1997.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Corporation and the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any Exchange Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions has occurred or exists:

            (i) there shall occur a change in the current interpretation by the staff of the Division of Corporation Finance of the Commission (including oral interpretations) which permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an Affiliate) without compliance with the registration and prospectus delivery provisions in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities;

           (ii) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Corporation's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or the Corporation to proceed with the Exchange Offer;

           (iii) any law, statute, rule or regulation shall have been adopted or enacted which, in the Corporation's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or the Corporation to proceed with the Exchange Offer;

           (iv) a banking moratorium shall have been declared by United States federal or New York state authorities which, in the Corporation's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or the Corporation to proceed with the Exchange Offer;

            (v) trading on the New York Stock Exchange or generally in the
                United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in the Corporation's or the Trust's judgment, would reasonably be expected to impair the ability of the Trust or the Corporation to proceed with the Exchange Offer;

           (vi) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge the Corporation or the Trust, threatened for that purpose or any governmental approval has not been obtained, which approval the Corporation and the Trust shall, in their sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby;

           (vii) any change, or any development involving a prospective change, in the business or financial affairs of the Trust or the Corporation or any of its subsidiaries has occurred which, in the judgment of the Corporation and the Trust, might materially impair the ability of the Corporation or the Trust to proceed with the Exchange Offer;

          (viii) there shall occur any change in law or in currently prevailing interpretations thereof by the staff of the Division of Corporation Finance of the Commission (including oral interpretations) which causes the Corporation and the Trust to determine upon advice of their outside counsel that they are not permitted to effect the Exchange Offer as contemplated by this Prospectus; or

           (ix) the Corporation shall have received an opinion of a nationally recognized independent tax counsel to the Corporation experienced in such matters to the effect that as a result of the consummation of the Exchange Offer, there is more than an insubstantial risk that (A) if the Junior Subordinated Debt Securities are held by or on behalf of the Trust, (x) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to interest accrued or received on the Junior Subordinated Debt Securities or subject to more than a de minimis amount of other taxes, duties or other governmental charges as determined by such counsel or (y) any portion of interest payable by the Corporation to the Trust on the Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation in whole or in part for United States federal income tax purposes or (B) with respect to Junior Subordinated Debt Securities which are no longer held by or on behalf of the Trust, any portion of interest payable by the Corporation on the Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation in whole or in part for United States federal income tax purposes.

     If the Corporation and the Trust determine in their sole discretion that any of the foregoing events or conditions has occurred or exists, the Corporation and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation and the Trust will promptly disclose such waiver by means of an amended or supplemented Prospectus that will be distributed to the registered holders of the Old Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

     The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal, all whether by registered or certified mail, by hand or by overnight courier, should be directed to the Exchange Agent as follows:

              The Bank of New York
               101 Barclay Street
               New York, New York 10286
               Attention: Reorganization Section
               Telephone: (212) 815-2742
               Facsimile: (212) 815-6339

     Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for the Exchange Agent's services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

     Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     Neither the Corporation nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                     DESCRIPTION OF THE RATE RESET AUCTION

RATE RESET AUCTION PROCEDURES

     Holders of Capital Securities are entitled to receive Distributions, in each case arising from the payment of interest on the Junior Subordinated Debt Securities accruing from the date of original issuance of the Capital Securities and payable semi-annually in arrears on the 1st day of June and December of each year, commencing December 1, 1997, at the Applicable Rate applied to the Liquidation Amount of $1,000 per Capital Security. Prior to the Rate Reset Date, the Applicable Rate will be equal to 6.75% per annum. The Indenture described under "Description of Exchange Junior Subordinated Debt Securities" provides that the Applicable Rate on and after the Rate Reset Date will be equal to the rate per annum that the Auction Agent advises has resulted on the Rate Reset Pricing Date from the implementation of auction procedures (the "Auction Procedures") pursuant to which persons determine to hold or offer to sell or, based on interest rates offered to them, offer to purchase Capital Securities. The implementation of the Auction Procedures is hereinafter referred to as the "Rate Reset Auction." The Corporation has entered into an agreement (the "Remarketing Agreement") with the Initial Purchaser (the "Remarketing Agent") pursuant to which the Remarketing Agent has agreed to use its best efforts to solicit Hold Orders from Existing Holders and Bids from Existing Holders and Potential Holders so that there are Sufficient Clearing Bids in the Rate Reset Auction. See "-- Remarketing Agreement." The Corporation has also entered into an agreement (the "Auction Agency Agreement") with The Bank of New York (together with any successor, the "Auction

Agent") which provides, among other things, that the Auction Agent will follow the Auction Procedures for the purposes of determining the Applicable Rate for the Capital Securities. See "-- Auction Agency Agreement."

     The Rate Reset Auction will be held on the third Business Day preceding the Rate Reset Date (the "Rate Reset Pricing Date"). The Applicable Rate resulting from the Rate Reset Auction will become effective on the Rate Reset Date.

  Orders by Existing Holders and Potential Holders

     Prior to 1:00 p.m. (New York City time) on the Business Day five Business Days prior to the Rate Reset Date (the "Submission Deadline") each Existing Holder of Capital Securities may submit to the Remarketing Agent and in accordance with the procedures set forth under "-- Submission of Orders to Auction Agent," one or more of the following Orders:

          (i) Hold Order -- indicating the stated Liquidation Amount of outstanding Capital Securities, if any, that such Existing Holder desires to continue to hold without regard to the Applicable Rate on and after the Rate Reset Date;

          (ii) Bid -- indicating the stated Liquidation Amount of outstanding Capital Securities, if any, that such Existing Holder desires to continue to hold if the Applicable Rate on and after the Rate Reset Date is not less than the rate per annum then specified by such Existing Holder; and/or

          (iii) Sell Order -- indicating the stated Liquidation Amount of Capital Securities, if any, that such Existing Holder offers to sell without regard to the Applicable Rate on and after the Rate Reset Date.

     Potential Holders of Capital Securities may submit Bids to the Remarketing Agent, in which they will offer to purchase Capital Securities if the Applicable Rate on and after the Rate Reset Date is not less than the rate per annum specified in such Bid.

     The communication of the foregoing information is hereinafter referred to as an "Order" and collectively as "Orders." An Existing Holder or a Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders." If an Order or Orders covering the entire outstanding stated Liquidation Amount of Capital Securities held by any Existing Holder is not submitted to the Remarketing Agent prior to the Submission Deadline, the Remarketing Agent shall deem a Sell Order to have been submitted on behalf of such Existing Holder covering the stated Liquidation Amount of Capital Securities held by such Existing Holder and not subject to Orders submitted to the Remarketing Agent.

     An Order may be submitted only in a stated Liquidation Amount of $100,000 or an integral multiple of $100,000 in excess thereof.

     An Existing Holder may submit different types of Orders to the Remarketing Agent with respect to Capital Securities then held by such Existing Holder. (An Existing Holder that offers to purchase additional Capital Securities is, for purposes of such offer, treated as a Potential Holder as described below.) For information concerning the priority given to different types of Orders placed by Existing Holders, see "-- Submission of Orders to Auction Agent."

     Any Bid specifying a rate higher than the Treasury Rate on the Rate Reset Pricing Date plus 5.0% per annum (the "Maximum Applicable Rate") will (i) be treated as a Sell Order if submitted by an Existing Holder and (ii) not be accepted if submitted on behalf of a Potential Holder. Accordingly, the Auction Procedures establish the Maximum Applicable Rate as the maximum rate per annum that can result from the Rate Reset Auction. See "-- Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate" and "-- Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Capital Securities."

     Each Existing Holder and each Potential Holder, will be required to submit any Orders to the Remarketing Agent in writing on a form provided by the Corporation in which the holder will agree that (i) a Sell Order submitted by an Existing Holder constitutes an irrevocable offer to sell the stated Liquidation

Amount of Capital Securities subject thereto, (ii) a Bid submitted by an Existing Holder constitutes an irrevocable offer to sell the stated Liquidation Amount of Capital Securities subject thereto if the rate specified in such Bid is greater than the Applicable Rate after the Rate Reset Date and (iii) a Bid submitted by a Potential Holder constitutes an irrevocable offer to purchase the stated Liquidation Amount of Capital Securities specified in such Bid if the rate specified in the Bid is less than the Applicable Rate after the Rate Reset Date. The stated Liquidation Amount of Capital Securities purchased by a Bidder may be subject to proration procedures. See "-- Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Capital Securities." Each purchase or sale of Capital Securities shall be made for settlement on the Rate Reset Date at a price equal to 100% of the principal amount thereof. See "-- Notification of Results; Settlement."

     Neither the Corporation nor any affiliate thereof may submit an Order in the Rate Reset Auction.

  Submission of Orders to Auction Agent

     Prior to the Submission Deadline each Existing Holder and Potential Holder will submit to the Remarketing Agent in writing all Orders for the Rate Reset Auction. The Remarketing Agent will provide these Orders to the Auction Agent on the Business Day following the Submission Deadline prior to 10:00 a.m. (New York City time).

     If one or more Orders covering, in the aggregate, more than the stated Liquidation Amount of outstanding Capital Securities held by any Existing Holder are submitted to the Auction Agent on behalf of such Existing Holder, such Orders will be considered valid in the following order of priority:

           (i) All Hold Orders shall be considered valid, but only up to and including the stated Liquidation Amount of outstanding Capital Securities held by such Existing Holder;

           (ii) (A) any Bid shall be considered valid up to and including the excess of the stated Liquidation Amount of outstanding Capital Securities held by such Existing Holder over the aggregate stated Liquidation Amount of Capital Securities subject to any Hold Orders referred to in clause (i) above;

            (B) subject to subclause (A), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the aggregate stated Liquidation Amount of outstanding Capital Securities subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess;

            (C) subject to subclause (A), if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates up to the amount of such excess; and

            (D) in any such event, the aggregate stated Liquidation Amount of outstanding Capital Securities, if any, subject to Bids not valid under this clause (ii) shall be treated as the subject of a Bid by a Potential Holder; and

          (iii) All Sell Orders shall be considered valid but only up to and including the excess of the stated Liquidation Amount of outstanding Capital Securities held by such Existing Holder over the aggregate stated Liquidation Amount of Capital Securities subject to Hold Orders referred to in clause (i) above and valid Bids referred to in clause (ii) above.

     If more than one Bid is submitted by any Potential Holder, each Bid submitted shall be a separate Bid with the rate and stated Liquidation Amount of Capital Securities specified.

     If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent will round such rate up to the next highest one-thousandth (.001 ) of 1%. Any Order covering an aggregate stated Liquidation Amount of Capital Securities not equal to $100,000 or an integral multiple of $100,000 in excess thereof will be rejected.

  Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable
Rate

     Upon receipt of the Orders from the Remarketing Agent, the Auction Agent will assemble all Orders submitted or deemed submitted to it on behalf of Existing Holders and Potential Holders (each such Hold Order, Bid or Sell Order as submitted or deemed submitted being hereinafter referred to as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and will determine the excess of the stated Liquidation Amount of outstanding Capital Securities over the stated Liquidation Amount of outstanding Capital Securities subject to Submitted Hold Orders (such excess, the "Available Capital Securities") and whether Sufficient Clearing Bids have been made in the Rate Reset Auction. Sufficient Clearing Bids will have been made if the stated Liquidation Amount of outstanding Capital Securities that is the subject of Submitted Bids by Potential Holders with rates not higher than the Maximum Applicable Rate equals or exceeds the stated Liquidation Amount of outstanding Capital Securities that is the subject of Submitted Sell Orders (including the stated Liquidation Amount of Capital Securities as to which Sell Orders are deemed to have been submitted and the stated Liquidation Amount of Capital Securities subject to Bids by Existing Holders specifying rates higher than the Maximum Applicable Rate).

     If Sufficient Clearing Bids have been made, the Auction Agent will determine the lowest rate per annum specified in the Submitted Bids (the "Winning Bid Rate") which, taking into account the rates in the Submitted Bids of Existing Holders, would result in Existing Holders that placed Submitted Bids continuing to hold an aggregate stated Liquidation Amount of outstanding Capital Securities which, when added to the stated Liquidation Amount of outstanding Capital Securities to be purchased by Potential Holders, based on the rates in their Submitted Bids, would equal not less than the Available Capital Securities. If Sufficient Clearing Bids have been made (other than because all of the outstanding Capital Securities are subject to Submitted Hold Orders), the Winning Bid Rate will be the Applicable Rate on or after the Rate Reset Date. If the Winning Bid Rate is expressed as a spread over the yield on a United States Treasury security (the "Winning Yield Spread"), the Winning Bid Rate shall be equal to the sum of (i) the yield to maturity for the Comparable Treasury Issue (as defined herein) based on the bid price for the Comparable Treasury Issue at 12:00 p.m. on the Rate Reset Pricing Date, plus (ii) the Winning Yield Spread. If all of the outstanding Capital Securities are subject to Submitted Hold Orders, the Applicable Rate after the Rate Reset Date will be equal to the Full Participation Rate.

     If Sufficient Clearing Bids have not been made (a "Failed Auction"), the Corporation will be required to redeem on the Rate Reset Date the Junior Subordinated Debt Securities at par plus any accrued and unpaid interest thereon at the date of redemption. See "Description of Exchange Junior Subordinated Debt Securities -- Redemption -- Mandatory Redemption." Upon redemption of the Junior Subordinated Debt Securities, the proceeds of such redemption shall concurrently be applied to redeem, at the applicable Redemption Price, the Trust Securities. See "Description of Exchange Capital Securities -- Mandatory Redemption."

  Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Capital Securities

     Based on the determinations made under "-- Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate" above, and subject to the discretion of the Auction Agent to round as described below, Submitted Bids shall be accepted or rejected in the order of priority set forth in the Auction Procedures with the result that Existing Holders and Potential Holders of Capital Securities shall sell, continue to hold and/or purchase Capital Securities as set forth below. Existing Holders that submitted Hold Orders shall continue to hold the Capital Securities subject to such Hold Orders.

     If Sufficient Clearing Bids have been made (unless this results because all outstanding Capital Securities are subject to Submitted Hold Orders):

          (a) Each Existing Holder that placed a Submitted Sell Order or a Submitted Bid specifying a rate higher than the Winning Bid Rate shall sell the stated Liquidation Amount of outstanding Capital Securities subject to such Submitted Sell Order or Submitted Bid;

          (b) Each Existing Holder that placed a Submitted Bid specifying a rate lower than the Winning Bid Rate shall continue to hold the stated Liquidation Amount of outstanding Capital Securities subject to such Submitted Bid;

          (c) Each Potential Holder that placed a Submitted Bid specifying a rate lower than the Winning Bid Rate shall purchase the stated Liquidation Amount of outstanding Capital Securities subject to such Submitted Bid;

          (d) Each Existing Holder that placed a Submitted Bid specifying a rate equal to the Winning Bid Rate shall continue to hold the stated Liquidation Amount of outstanding Capital Securities subject to such Submitted Bid, unless the stated Liquidation Amount of outstanding Capital Securities subject to all such Submitted Bids is greater than the excess of the Available Capital Securities over the stated Liquidation Amount of outstanding Capital Securities accounted for in clauses (b) and (c) above, in which event each Existing Holder with such a Submitted Bid shall sell a stated Liquidation Amount of outstanding Capital Securities subject to such Submitted Bid determined on a pro rata basis based on the aggregate stated Liquidation Amount of outstanding Capital Securities subject to all such Submitted Bids by such Existing Holders; and

          (e) Each Potential Holder that placed a Submitted Bid specifying a rate equal to the Winning Bid Rate shall purchase any Available Capital Securities not accounted for in clauses (b), (c) or (d) above on a pro rata basis based on the stated Liquidation Amount of outstanding Capital Securities subject to all such Submitted Bids.

     If Sufficient Clearing Bids have not been made, the Corporation will be required to redeem on the Rate Reset Date the Junior Subordinated Debt Securities at par plus any accrued and unpaid interest thereon at the date of redemption. See "Description of Exchange Junior Subordinated Debt
Securities -- Redemption -- Mandatory Redemption." Upon redemption of the Junior Subordinated Debt Securities, the proceeds of such redemption shall concurrently be applied to redeem, at the applicable Redemption Price, the Capital Securities upon the terms and conditions described herein. See "Description of Exchange Capital Securities -- Mandatory Redemption."

     If, as a result of the Auction Procedures, (i) any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a stated Liquidation Amount of Capital Securities that is not equal to $100,000 or an integral multiple of $100,000 in excess thereof, the Auction Agent shall, in such manner as, in its sole discretion, it shall determine, round up or down the stated Liquidation Amount of Capital Securities being sold or purchased in the Rate Reset Auction so that the stated Liquidation Amount of Capital Securities sold or purchased by each Existing Holder or Potential Holder shall be equal to $100,000 or an integral multiple of $100,000 in excess thereof or (ii) any Potential Holder would be entitled or required to purchase less than $100,000 stated Liquidation Amount of Capital Securities, the Auction Agent shall, in such manner as, in its sole discretion, it shall determine, allocate stated Liquidation Amounts of Capital Securities for purchase among Potential Holders so that only stated Liquidation Amounts of Capital Securities equal to $100,000 or an integral multiple of $100,000 in excess thereof are purchased by any such Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing Capital Securities.

REMARKETING AGREEMENT

     The Remarketing Agent has agreed to use its best efforts, on behalf of the holders thereof, to solicit Hold Orders from Existing Holders and Bids from Existing Holders and Potential Holders so that there are Sufficient Clearing Bids in the Rate Reset Auction. The Initial Purchaser (or its successor) will be the Remarketing Agent.

     Pursuant to the Remarketing Agreement, the Remarketing Agent will act as agent for the Corporation in the remarketing of the Capital Securities in the Rate Reset Auction. If Sufficient Clearing Bids have been made in the Rate Reset Auction, the Remarketing Agreement provides that the Remarketing Agent will receive fees from the Corporation equal to .50% of the aggregate stated Liquidation Amount of outstanding

Capital Securities on the Rate Reset Date. In the event of a Failed Auction, the remarketing fees will not be paid to the Remarketing Agent. The Corporation will reimburse the Remarketing Agent for all out-of-pocket expenses reasonably incurred in connection with the performance of its duties whether or not Sufficient Clearing Bids have been made.

     The Remarketing Agreement provides that the Remarketing Agent will not be obligated to use its best efforts to solicit Hold Orders from Existing Holders and Bids from Existing Holders and Potential Holders in the Rate Reset Auction
(i) if in the opinion of counsel to the Remarketing Agent, an effective registration statement is required in connection with the offering of the Capital Securities in the Rate Reset Auction and has not been provided by the Corporation and the Trust; (ii) or there is a material misstatement or omission in any disclosure document provided by the Corporation or the Trust in connection with the Rate Reset Auction. In each case described above, a Failed Auction will have been deemed to have occurred, and the Corporation will be required to redeem the Junior Subordinated Debt Securities in whole, but not in part, on the Rate Reset Date at par plus accrued and unpaid interest thereon to the date of redemption. See "Description of Exchange Junior Subordinated Debt Securities -- Redemption -- Mandatory Redemption." Upon the redemption of the Junior Subordinated Debt Securities, the proceeds of such redemption shall concurrently be applied to redeem, at the applicable Redemption Price, Capital Securities having an aggregate Liquidation Amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so redeemed. See "Description of Exchange Capital Securities -- Mandatory Redemption."

     If for any reason Sufficient Clearing Bids have been made and the Remarketing Agent is unable to consummate the sale of one or more Capital Securities because of a default in performance by the Potential Holder purchasing such Capital Securities, the Remarketing Agent will purchase such Capital Securities on the Rate Reset Date for their aggregated stated Liquidation Amount.

AUCTION AGENCY AGREEMENT

     The Bank of New York, as the Auction Agent, has entered into an Auction Agency Agreement with the Corporation. Prior to 10:00 a.m. (New York City time) on the Business Day following the Submission Deadline, the Remarketing Agent will provide the Auction Agent with all orders (including Sell Orders which are deemed to have been submitted by Existing Holders that did not place an Order prior to the Submission Deadline) received by it prior to the Submission Deadline. The Auction Agent will be entitled to rely upon the terms of any Order submitted to it by the Remarketing Agent. The Auction Agency Agreement provides that the Auction Agent is acting as agent for the Corporation in connection with the Rate Reset Auction. In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under the Auction Agency Agreement and shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining the pertinent facts.

NOTIFICATION OF RESULTS; SETTLEMENT

     The Auction Agent will advise the Remarketing Agent, the Corporation, the Issuer Trustees and the Debenture Trustee of the Winning Bid Rate by 9:00 a.m. (New York City time) on the third Business Day prior to the Rate Reset Date (the "Rate Reset Pricing Date"). On the Rate Reset Pricing Date, the Remarketing Agent will (i) advise each Existing Holder or Potential Holder that submitted an Order of the Applicable Rate and if such Order was a Bid, whether such Bid was accepted or rejected, in whole or in part, and (ii) confirm purchases and sales with each Bidder purchasing or selling Capital Securities as a result of the Rate Reset Auction.

     On the Rate Reset Pricing Date, the Remarketing Agent will advise DTC of the purchase and sales resulting from the Rate Reset Auction, and such purchases and sales will be executed through DTC and will settle on the Rate Reset Date in immediately available funds, subject to the rules and procedures of DTC and its Participants then in effect. For a more complete description of DTC and its settlement procedures, see "Description of Exchange Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfer." In the case of a holder (other than DTC) which has taken physical delivery of a certificate representing its

Capital Securities, payment will be made only upon surrender of the certificate representing such Capital Securities properly endorsed for transfer in accordance with procedures set forth by the Remarketing Agent.

     Payments to Existing Holders selling Capital Securities will be made solely from the proceeds from the sale of Capital Securities in the Rate Reset Auction. None of the Trust, the Issuer Trustees, the Debenture Trustee, the Corporation and the Remarketing Agent (except to the extent expressly provided under the Remarketing Agreement) are obligated to provide or advance funds to make payment to the holders selling Capital Securities for remarketing.

AUCTION PROCEDURES AFTER LIQUIDATION OF THE TRUST AND DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     The Corporation, as the holder of the outstanding Common Securities, has the right at any time to terminate the Trust and cause the Junior Subordinated Debt Securities to be distributed to holders of the Capital Securities. See "Distribution of Capital Securities -- Liquidation of the Trust and Distribution of Junior Debt Securities." If the Trust is liquidated and the Junior Subordinated Debt Securities are distributed to the holders of Capital Securities, Existing Holders and Potential Holders will submit Orders relating to a Like Amount of outstanding Junior Subordinated Debt Securities, and the Auction Procedures will be implemented in the same manner.

                   DESCRIPTION OF EXCHANGE CAPITAL SECURITIES

     Pursuant to the terms of the Declaration, the Issuer Trustees on behalf of the Trust have issued the Old Capital Securities and the Common Securities and will issue the Exchange Capital Securities. The Exchange Capital Securities will represent beneficial ownership interests in the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption of the Capital Securities or liquidation of the Trust over the Common Securities, as well as other benefits as described in the Declaration. See "-- Subordination of Common Securities." The Declaration has been qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act"). This summary of certain provisions of the Capital Securities, the Common Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration, including the definitions therein of certain terms. The Declaration is attached as an exhibit to the Registration Statement.

GENERAL

     The Capital Securities (including the Old Capital Securities and the Exchange Capital Securities) are limited to $500 million aggregate Liquidation Amount at any one time outstanding. The Capital Securities rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "-- Subordination of Common Securities." Legal title to the Junior Subordinated Debt Securities is held by the Property Trustee on behalf of the Trust in trust for the benefit of the holders of the Capital Securities and Common Securities. The Guarantee provides for the guarantee on a subordinated basis with respect to the Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption of the Capital Securities or on liquidation of the Trust when the Trust does not have funds on hand available to make such payments. See "Description of Exchange Guarantee."

DISTRIBUTIONS

     The Capital Securities represent beneficial ownership interests in the Trust, and Distributions on each Capital Security will be payable at the Applicable Rate applied to the stated Liquidation Amount of $1,000, and will be payable semi-annually in arrears on the 1st day of June and December of each year to the holders of the Capital Securities at the close of business on the Business Day immediately preceding such Distribution Date (each, a "record date"). Distributions on the Capital Securities are cumulative. Distributions accumulate from the original issue date of the Old Capital Securities. The first Distribution Date for the Capital Securities will be December 1, 1997. The amount of Distributions payable for any period will be computed on the actual number of days elapsed in a year of twelve 30-day months. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day, payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payments in respect to any such delay) with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

     Prior to the Rate Reset Date, the Indenture provides that the failure by the Corporation to pay interest on the Junior Subordinated Debt Securities when due is a Debenture Event of Default in which case the Property Trustee may declare the principal of and the interest on the Junior Subordinated Debt Securities due and payable. See "Description of Exchange Junior Subordinated Debt Securities -- Debenture Events of Default; Notice." After the Rate Reset Date and so long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding ten consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. As a consequence of any such election, semi-annual Distributions on the Capital Securities by the Trust will be deferred during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the Applicable Rate, compounded semi-annually from the relevant payment date for such Distributions during any such Extension Period, to the extent permitted by applicable law. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debt Securities, or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed ten consecutive semi-annual periods or to extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. Upon the termination of any such

Extension Period and the payment of all amounts then accrued and unpaid on the Junior Subordinated Debt Securities (together with interest thereon accrued at the Applicable Rate compounded semi-annually, to the extent permitted by applicable law), and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. No interest or other amounts shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period at least three Business Days prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any automated quotation system or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than three Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend an Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Exchange Junior Subordinated Debt Securities -- Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Consequences -- Interest and Original Issue Discount."

     The Corporation has no current intention of exercising its right to defer payments of interest on the Junior Subordinated Debt Securities.

     The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debt Securities in which the Trust has invested the proceeds from the issuance and sale of the Trust Securities. See "Description of Exchange Junior Subordinated Debt Securities -- General." If the Corporation does not make interest payments on the Junior Subordinated Debt Securities, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on a limited basis to the extent set forth herein under "Description of Exchange Guarantee."

MANDATORY REDEMPTION

     Upon the repayment in full at the Stated Maturity or a redemption at any time of the Junior Subordinated Debt Securities (other than following the distribution of the Junior Subordinated Debt Securities to the holders of the Capital Securities), the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount of Capital Securities, on the Redemption Date, at the applicable Redemption Price, which shall be equal to (i) par plus any accrued but unpaid interest on the Junior Subordinated Debt Securities on the applicable Redemption Date in the case of (A) the repayment of the Junior Subordinated Debt Securities at Stated Maturity, (B) an Early Optional Redemption of the Junior Subordinated Debt Securities on the Rate Reset Date or (C) an Early Mandatary Redemption of the Junior Subordinated Debt Securities on the Rate Reset Date, (ii) in the case of the redemption of the Junior Subordinated Debt Securities in connection with the occurrence of a Tax Event, '40 Act Event or Capital Treatment Event after the Rate Reset Date and prior to June 1, 2009, the Make-Whole Amount (as defined under "Description of Exchange Junior Subordinated Debt Securities -- Tax Event, '40 Act Event or Capital Treatment Event Redemption") or (iii) in the case of the optional redemption of the Junior Subordinated Debt Securities on or after June 1, 2009 (including an optional redemption upon the occurrence of a Tax Event, '40 Act Event or Capital Treatment Event), the Optional Redemption Price (as defined under "Description of Exchange Junior Subordinated Debt Securities -- Redemption -- Optional Redemption").

     If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Junior Subordinated Debt Securities the Additional Sums (as defined below).

     "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges (other than United States withholding taxes) to which the Trust has become subject as a result of a Tax Event.

REDEMPTION PROCEDURES

     Capital Securities shall be redeemed, if at all, at the applicable Redemption Price with the proceeds from the contemporaneous repayment or redemption of the Junior Subordinated Debt Securities. Redemptions of the Capital Securities shall be made and the applicable Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds on hand available for the payment of such Redemption Price. See also
"-- Subordination of Common Securities."

     If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the date fixed for redemption (the "Redemption Date"), to the extent funds are available, with respect to the Capital Securities held in global form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the applicable Redemption Price to the holders of the Capital Securities. See
"-- Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Capital Securities held in certificated form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. See "-- Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of the Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Capital Securities will cease, except the right of the holders of the Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Capital Securities will cease to be outstanding. In the event that any Redemption Date is not a Business Day, then payment of the applicable Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Guarantee as described under "Description of Exchange Guarantee," Distributions on Capital Securities will continue to accrue at the then Applicable Rate, from the Redemption Date originally established by the Trust to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender in the open market or by private agreement.

     Notice of any Early Optional Redemption (except in the limited circumstances described in the following sentence), Optional Redemption or a Special Event Redemption will be mailed to each holder of Trust Securities at its registered address at least 30 but not more than 60 days before the Redemption Date. Notice of an Early Optional Redemption may also be given at least five days before the Redemption Date when a Tax Event, '40 Act Event or Capital Treatment Event has occurred not more than 30 days prior to the Submission Deadline. A Mandatory Redemption or repayment at Stated Maturity will occur, if at all, in the circumstances set forth in this Prospectus, and, accordingly, notice of any such redemption or repayment is given hereby and will not be mailed to the holders of Trust Securities.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES

     The Corporation, as the holder of the outstanding Common Securities, will have the right at any time (including, without limitation, upon the occurrence of a Tax Event, '40 Act Event or Capital Treatment Event) to terminate the Trust and cause a Like Amount of the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities upon liquidation of the Trust; provided, however, that following such distribution of the Junior Subordinated Debt Securities, the Corporation agrees to use its best efforts to maintain any ratings of such Junior Subordinated Debt Securities by any nationally recognized rating agency for so long as any such Junior Subordinated Debt Securities are outstanding. Such right to terminate is subject to prior approval of the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve.

     Upon liquidation of the Trust and certain other events, the Junior Subordinated Debt Securities may be distributed to holders of the Capital Securities. Under current United States federal income tax law, a distribution of Junior Subordinated Debt Securities upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of the Trust, the distribution of the Junior Subordinated Debt Securities may constitute a taxable event to holders of Capital Securities. Moreover, upon the occurrence of a Tax Event, '40 Act or a Capital Treatment Event, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "Certain United States Federal Income Tax
Consequences -- Distribution of Junior Subordinated Debt Securities to Holders of Capital Securities."

     The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Junior Subordinated Debt Securities to the holders of the Trust Securities if the Corporation, as Depositor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Depositor); (iii) redemption of all of the Trust Securities as described under "-- Mandatory Redemption" above; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

     If an early termination occurs as described in clause (i), (ii), (iv) or
(v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debt Securities, unless such distribution would not be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default (or an event that, with notice or passage of time, would become such a Debenture Event of Default) has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities with respect to any such distributions. See "-- Subordination of Common Securities." If an early termination occurs as described in clause (v) above, the Junior Subordinated Debt Securities will be subject to optional redemption in whole (but not in part).

     "Like Amount" means (i) with respect to a redemption of Capital Securities, Capital Securities having a Liquidation Amount equal to that portion of the principal amount of Junior Subordinated Debt Securities to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of the Capital Securities and (ii) with respect to a distribution of Junior Subordinated Debt Securities to holders of Capital Securities in connection with a dissolution or liquidation of the Trust, Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debt Securities are distributed.

     If the Corporation does not redeem the Junior Subordinated Debt Securities prior to maturity and the Trust is not liquidated and the Junior Subordinated Debt Securities are not distributed to holders of the Trust

Securities, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debt Securities at the Stated Maturity.

     On and after the liquidation date fixed for any distribution of Junior Subordinated Debt Securities to holders of the Trust Securities, (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debt Securities to be delivered upon such distribution with respect to Capital Securities held by DTC or its nominee and (iii) any certificates representing Capital Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of such Capital Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Capital Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debt Securities.

     There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debt Securities that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata to the holders of Capital Securities and Common Securities based on the Liquidation Amount of the Trust Securities, provided that, if on any Distribution Date or Redemption Date any Debenture Event of Default (or an event that, with notice or passage of time, would become such an Event of Default) or an Event of Default under the Declaration shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or, in the case of payment of the applicable Redemption Price, the full amount of such Redemption Price on all of the outstanding Capital Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the applicable Redemption Price of, the Capital Securities then due and payable.

     In the case of any Event of Default under the Declaration resulting from a Debenture Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Declaration until the effect of all such Events of Default have been cured, waived or otherwise eliminated. Until all such Events of Default under the Declaration have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under the Declaration (an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of a Debenture Event of Default (see "Description of Exchange Junior Subordinated Debt Securities -- Debenture Events of Default"); or

          (ii) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (iii) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Declaration (other than a covenant or warranty, a default in the performance of which or the breach of which is addressed in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Issuer Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Declaration; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Corporation to appoint a successor Property Trustee within 60 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Corporation, as Depositor, unless such Event of Default shall have been cured or waived. The Corporation, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

     If a Debenture Event of Default (or an event that with notice or the passage of time, would become such an Event of Default) or an Event of Default under the Declaration has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described above. See
"-- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities" and "-- Subordination of Common Securities."

REMOVAL OF ISSUER TRUSTEES

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust's property may at the time be located, the Corporation, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust's property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Declaration. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting

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

from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Declaration, provided such person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

     The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below or as otherwise set forth in the Declaration. The Trust may, at the request of the Corporation, as Depositor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; provided, however, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debt Securities, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed or traded upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect,
(vi) such successor entity has a purpose identical and limited to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that
(a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940 (the "Investment Company Act") and (viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as an association taxable as a corporation (or to substantially increase the likelihood that the Trust or the successor entity would be classified as other than a grantor trust) for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION

     Except as provided below and under "Description of Exchange
Guarantee -- Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

     The Declaration may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities, (i) to cure any ambiguity, correct or supplement any provision in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration may be amended by the Issuer Trustees and the Corporation with
(i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Capital Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act. In addition, without the consent of each holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Junior Subordinated Debt Securities are held by the Trust, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debt Securities, (ii) waive any past default that is waivable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debt Securities, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debt Securities affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debt Securities. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that such action will not affect the Trust's status as a grantor trust for United States federal income tax purposes on account of such action.

     Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration.

     No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Declaration.

     Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES

     In the Indenture, the Corporation, as borrower, has agreed to pay all debts and other obligations (other than with respect to payments of Distributions, amounts payable upon redemption and the Liquidation Amount of the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Trust) and the offering of the Capital Securities, and to pay any and all taxes and all costs and expenses with respect to the foregoing (other than United States withholding taxes) to which the Trust might become subject. The foregoing obligations of the Corporation under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Corporation directly against the Corporation, and the Corporation has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Corporation. The Corporation has also agreed in the Indenture to execute such additional agreement(s) as may be necessary or desirable to give full effect to the foregoing.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

     Exchange Capital Securities will be represented by one or more Exchange Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Capital Securities may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 100 Exchange Capital Securities. Beneficial interests in the Global Capital Securities may not be exchanged for Exchange Capital Securities in certificated form except in the limited circumstances described below. In addition, transfer of beneficial interests in the Global Capital Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants which may change from time to time. See "-- Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

     In the event that Exchange Capital Securities are issued in certificated form, such Exchange Capital Securities will be in blocks having a Liquidation Amount of $100,000 (100 Capital Securities) and integral multiples of $100,000 in excess thereof and may be transferred or exchanged only in the manner and at the offices described below.

  Depositary Procedures

     DTC has advised the Trust and the Corporation as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Corporation and the Trust that, pursuant to procedures established by it, ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership

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

thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

     Investors in the Global Capital Securities may hold their interests therein directly through DTC, if they are Participants in DTC, or indirectly through organizations that are Participants in such system. All interests in a Global Capital Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of certain securities, such as the Capital Securities, that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "-- Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

     EXCEPT AS DESCRIBED BELOW, OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL CAPITAL SECURITIES WILL NOT BE ENTITLED TO HAVE CAPITAL SECURITIES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE OR BE ENTITLED TO RECEIVE PHYSICAL DELIVERY OF CAPITAL SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE DECLARATION FOR ANY PURPOSE.

     Payments in respect of the Global Capital Securities registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC or its nominee as the registered holder under the Declaration by wire transfer in immediately available funds on each Distribution Date. Under the terms of the Declaration, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities, or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Corporation and the Trust that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the Global Capital Securities, as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities represented by Global Capital Securities held through such Participants will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee or the Trust. Neither the Trust nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of Capital Securities (including, without limitation, the presentation of Capital Securities for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the aggregate Liquidation

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

Amount of the Capital Securities represented by the Global Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Declaration, DTC reserves the right to exchange the Global Capital Securities for legended Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

     So long as DTC or its nominee is the registered owner of the Global Capital Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented by the Global Capital Securities for all purposes under the Declaration.

     Neither DTC nor its nominee will consent or vote with respect to the Capital Securities. Under its usual procedures, DTC would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of DTC or its nominee to those Participants to whose accounts the Capital Securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the Corporation and the Trust believe to be reliable, but neither the Corporation nor the Trust takes responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust nor the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

  Exchange of Book-Entry Capital Securities for Certificated Capital Securities

     A Global Capital Security is exchangeable for Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is no longer willing or able to properly discharge its responsibilities with respect to the Capital Securities and the Corporation is unable to locate a qualified successor, or (y) has ceased to be a "clearing agency" registered under the Exchange Act; (ii) the Trust at its sole option elects to terminate the book-entry system through DTC; or (iii) there shall have occurred and be continuing a Debenture Event of Default. In addition, beneficial interests in a Global Capital Security may be exchanged by or on behalf of DTC for certificated Capital Securities upon request by DTC, but only upon at least 20 days prior written notice given to the Property Trustee in accordance with DTC's customary procedures. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

PAYMENT AND PAYING AGENCY

     Payments in respect of the Capital Securities held in global form shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or in respect of the Capital Securities that are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee, the Administrative Trustees and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

     The Property Trustee has informed the Trust that so long as it serves as paying agent for the Capital Securities, it anticipates that information regarding Distributions on the Capital Securities, including payment date, record date and redemption information, will be made available through The Bank of New York at 101 Barclay Street, New York, New York, 10286, Attn: Corporate Trust Department.

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

RESTRICTIONS ON TRANSFER

     The Exchange Capital Securities will be issued, and may be transferred only, in blocks having a liquidation amount (the "Liquidation Amount") of $100,000 (100 Capital Securities) and integral multiples of $100,000 in excess thereof. Any attempted transfer, sale or other disposition of Exchange Capital Securities in a block having a Liquidation Amount of other than an integral multiple of $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Exchange Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities.

REGISTRAR AND TRANSFER AGENT

     The Property Trustee is acting as the registrar and transfer agent for the Capital Securities.

     Registration of transfers of the Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer or exchange of the Capital Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Declaration to vote, then the Property Trustee shall take such action as is directed by the Corporation and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes (or in a way that would substantially increase the risk that the Trust would be classified as other than a grantor trust for United States federal income tax purposes), and so that the Junior Subordinated Debt Securities will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

     Holders of the Trust Securities have no preemptive or similar rights.

     The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

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

          DESCRIPTION OF EXCHANGE JUNIOR SUBORDINATED DEBT SECURITIES

     The Old Junior Subordinated Debt Securities were issued, and the Exchange Junior Subordinated Debt Securities will be issued, as a separate series under the Indenture. The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debt Securities and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act. The Indenture is attached as an exhibit to the Registration Statement.

GENERAL

     Concurrently with the issuance of the Old Capital Securities and the Common Securities, the Trust invested the proceeds thereof in Old Junior Subordinated Debt Securities issued by the Corporation. The Junior Subordinated Debt Securities bear interest at the Applicable Rate payable semi-annually in arrears on the 1st day of June and December of each year (each, an "Interest Payment Date"), commencing December 1, 1997, to the person in whose name each Junior Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation of the Trust, each Junior Subordinated Debt Security will be registered in the name of the Trust and held by the Property Trustee for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of the actual number of days elapsed in a year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the Applicable Rate, compounded semi-annually from the relevant Interest Payment Date. The term "interest" as used herein shall include semi-annual payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums, as applicable. Unless previously redeemed or repurchased, the Junior Subordinated Debt Securities will mature on June 1, 2029. See " -- Mandatory Redemption", " -- Optional Redemption" and " -- Tax Event, '40 Act Event and Capital Treatment Event Redemption."

     Prior to the Rate Reset Date, the Applicable Rate on the Junior Subordinated Debt Securities will be 6.75% per annum. On and after the Rate Reset Date, the Applicable Rate on the Junior Subordinated Debt Securities will be determined on the basis of Orders placed prior to the Submission Deadline in a Rate Reset Auction to be held on the Rate Reset Pricing Date. Pursuant to the Auction Procedures, each Existing Holder will indicate its desire to (i) continue to hold Capital Securities without regard to the Applicable Rate that results from the Rate Reset Auction, (ii) continue to hold Capital Securities if the Applicable Rate that results from the Rate Reset Auction is equal to or greater than the rate bid by such Existing Holder, and/or (iii) sell Capital Securities without regard to the Applicable Rate that results from such Rate Reset Auction. A Bid by a Potential Holder over the Maximum Applicable Rate will not be considered, and a Bid by an Existing Holder over the Maximum Applicable Rate will be deemed to be a Sell Order. The Applicable Rate on the Junior Subordinated Debt Securities on and after the Rate Reset Date will be equal to
(i) the Winning Bid Rate if Sufficient Clearing Bids have been made; or (ii) if all outstanding Capital Securities are subject to Hold Orders, to the Full Participation Rate. See "Description of the Rate Reset Auction."

     In connection with the Exchange Offer, the Corporation will exchange the Old Junior Subordinated Debt Securities for the Exchange Junior Subordinated Debt Securities as soon as practicable after the date hereof. No Old Junior Subordinated Debt Securities will remain outstanding after such exchange. The Junior Subordinated Debt Securities are unsecured and rank junior and subordinate in right of payment to all Senior Debt. Because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of such subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of such subsidiary. Accordingly, the Junior Subordinated Debt Securities will be subordinated to all Senior Debt and effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debt Securities should look only to the assets of the Corporation for payments on the Junior Subordinated Debt Securities. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture or any existing or other indenture that the Corporation may enter into in the future or otherwise. See
" -- Subordination."

     The Junior Subordinated Debt Securities rank pari passu with all Other Debentures issued under the Indenture and are unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt of the Corporation. See " -- Subordination." The Corporation is a non-operating holding company and almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations. The Corporation is a legal entity separate and distinct from its present and future banking and non-banking affiliates. See "Risk Factors -- Ranking of Obligations Under the Guarantee and the Junior Subordinated Debt Securities" and " -- Status of the Corporation as a Bank Holding Company." The Corporation's bank subsidiaries are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from such banks unless the loans are secured by various types of collateral. In addition, payment of dividends to the Corporation by a bank subsidiary is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. The Other Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Corporation's Board of Directors or a committee thereof.

DENOMINATIONS, REGISTRATION AND TRANSFER

     The Junior Subordinated Debt Securities will be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC if, and only if, distributed to the holders of the Trust Securities. Until such time, the Junior Subordinated Debt Securities will be registered in the name of the Trust and held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. Should the Junior Subordinated Debt Securities be distributed to holders of the Trust Securities, beneficial interests in the Junior Subordinated Debt Securities will be shown on, and transfers thereof will be effected only through, records maintained by Participants in DTC. Except as described below, Junior Subordinated Debt Securities in certificated form will not be issued in exchange for the global certificates.

     A global security shall be exchangeable for Junior Subordinated Debt Securities registered in the names of persons other than Cede & Co. only if (i) DTC notifies the Corporation that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a "clearing agency" registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) the Corporation in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing a Debenture Event of Default. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Junior Subordinated Debt Securities are issued in certificated form, such Junior Subordinated Debt Securities will be in minimum blocks of $100,000 and integral multiples of $100,000 in excess thereof and may be transferred or exchanged only in such minimum denominations and in the manner and at the offices described below.

     Payments on Junior Subordinated Debt Securities represented by a global security will be made to DTC, as the depositary for the Junior Subordinated Debt Securities. In the event Junior Subordinated Debt

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

Securities are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debt Securities will be registrable, and Junior Subordinated Debt Securities will be exchangeable for Junior Subordinated Debt Securities of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Corporation, provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the persons entitled thereto or by wire transfer.

     For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfer." If the Junior Subordinated Debt Securities are distributed to the holders of the Trust Securities upon the termination of the Trust, the form, denomination, book-entry and transfer procedures with respect to the Capital Securities as described under "Description of Exchange Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfer," shall apply to the Junior Subordinated Debt Securities mutatis mutandis.

PAYMENT AND PAYING AGENTS

     Payment of principal of and any interest on Junior Subordinated Debt Securities will be made at the office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made (except in the case of Junior Subordinated Debt Securities in global form), (i) by check mailed to the address of the person entitled thereto as such address shall appear in the register for Junior Subordinated Debt Securities or (ii) by transfer to an account maintained by the person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any Junior Subordinated Debt Security will be made to the person in whose name such Junior Subordinated Debt Security is registered at the close of business on the record date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Corporation will at all times be required to maintain a Paying Agent in each place of payment for the Junior Subordinated Debt Securities.

     Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of or interest on any Junior Subordinated Debt Security and remaining unclaimed for two years after such principal or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debt Security shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

     After the Rate Reset Date and so long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding ten consecutive semi-annual periods with respect to each Extension Period, provided, that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. At the end of an Extension Period, the Corporation must pay all interest then accrued and unpaid on the Junior Subordinated Debt Securities (together with interest thereon accrued at a variable annual rate equal the Applicable Rate compounded semi-annually from the relevant Interest Payment Date, to the extent permitted by applicable law). During an Extension Period and for so long as the Junior Subordinated Debt Securities remain outstanding, interest will continue to accrue and holders of Junior Subordinated Debt Securities (and holders of the Capital Securities while Capital Securities are outstanding) will be required to accrue interest income (in the form of OID) for United States federal income tax purposes. See "Certain United States Federal Income Tax Consequences -- Interest and Original Issue Discount."

     During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's

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

capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of capital stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debt Securities),
(e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any Extension Period the Corporation may further extend such Extension Period; provided, however, that such extension does not cause such Extension Period to exceed ten consecutive semi-annual periods or to extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debt Securities (together with interest thereon accrued at the Applicable Rate, compounded semi-annually, to the extent permitted by applicable law), and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least three Business Days prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any automated quotation system or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than three Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

REDEMPTION

     The Junior Subordinated Debt Securities will mature on June 1, 2029 (the "Stated Maturity") unless earlier redeemed. Prior to the Rate Reset Date, the Corporation may not redeem the Junior Subordinated Debt Securities for any reason. The circumstances in which the Corporation may, or is required to, redeem the Junior Subordinated Debt Securities are described below. Upon the repayment in full at maturity or redemption, in whole or in part, of the Junior Subordinated Debt Securities (other than following the distribution of the Junior Subordinated Debt Securities to the holders of the Trust Securities), the proceeds from such repayment or redemption shall concurrently be applied to redeem, at the applicable Redemption Price, Trust Securities having an aggregate Liquidation Amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so redeemed, upon the terms and conditions described herein. See "Description of Exchange Capital Securities -- Mandatory Redemption."

     Notice of any Early Optional Redemption (except in the limited circumstances described in the following sentence), Optional Redemption or a Special Event Redemption will be mailed to each holder of Trust Securities at its registered address at least 30 but not more than 60 days before the Redemption Date. Notice of an Early Optional Redemption may also be given at least five days before the Redemption Date when a Tax Event, '40 Act Event or Capital Treatment Event has occurred not more than 30 days prior to the Submission Deadline. A Mandatory Redemption or repayment at Stated Maturity will occur, if at all, in the circumstances set forth in this Prospectus, and, accordingly, notice of any such redemption or repayment is given hereby and will not be mailed to the holders of Trust Securities.

  Mandatory Redemption

     In the event of a Failed Auction, the Corporation must redeem the Junior Subordinated Debt Securities on the Rate Reset Date (an "Early Mandatory Redemption"), in whole but not in part, at par plus accrued and unpaid interest thereon to the date of redemption.

  Optional Redemption

     The Corporation may redeem the Junior Subordinated Debt Securities in whole, but not in part, on the Rate Reset Date (an "Early Optional Redemption"), at par plus accrued and unpaid interest thereon to the date of redemption. In addition the Corporation may redeem the Junior Subordinated Debt Securities in whole or in part at any time on or after June 1, 2009 (an "Optional Redemption"), at the Optional Redemption Price subject to the Corporation having received prior approval from the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve.

     "Optional Redemption Price" is equal to the sum of the aggregate principal amount of Junior Subordinated Debt Securities being redeemed, any accrued and unpaid interest on the Junior Subordinated Debt Securities to the date of redemption and the Optional Redemption Premium.

     "Optional Redemption Premium" is equal to 50% of the Stated Coupon (as defined below) on June 1, 2009, declining ratably on each June 1 thereafter to zero on or after June 1, 2019.

     "Stated Coupon" is the product of the aggregate principal amount of Junior Subordinated Debt Securities being redeemed and the Applicable Rate.

  Tax Event, '40 Act Event or Capital Event Redemption

     After the Rate Reset Date and upon the occurrence of an Tax Event, '40 Act Event or Capital Treatment Event (each a "Special Event"), the Corporation may within 90 days following the occurrence of such Special Event redeem the Junior Subordinated Debt Securities in whole, but not in part, for cash, at (i) the Make-Whole Amount, in the case of a redemption upon the occurrence of a Special Event prior to June 1, 2009, or (ii) the Optional Redemption Price, in the case of a redemption upon the occurrence of a Special Event on or after June 1, 2009. Upon the redemption of the Junior Subordinated Debt Securities, the proceeds of such redemption shall concurrently be applied to redeem, at the applicable Redemption Price, the Trust Securities upon the terms and conditions described herein. See "Description of Exchange Capital Securities -- Mandatory Redemption."

     "Tax Event" means the receipt by the Property Trustee of an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein (b) any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action") or (c) any amendment to or change in the administrative position or interpretation of any Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental agency or regulatory body, irrespective of the manner in which such amendment or change is made known, which amendment or change is effective or such Administrative Action or decision is announced, in each case, on or after the thirtieth day prior to the Submission Deadline, there is more than an insubstantial risk that (x) if the Junior Subordinated Debt Securities are held by or on behalf of the Trust, (i) the Trust is, or will be within 90 days of the date of such opinion, subject to the United States federal income tax with respect to interest accrued or received on the Junior Subordinated Debt Securities or subject to more than a de minimis amount of other taxes, duties or other governmental charges as determined by such counsel, or (ii) any portion of interest payable by the Corporation to the Trust on the Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation in whole or in part for United States federal income tax purposes or
(y) with respect to Junior Subordinated Debt Securities which are no longer held by or on behalf of the Trust, any portion of interest payable by the

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

Corporation on the Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation in whole or in part for United States federal income tax purposes.

     " '40 Act Event" means the receipt by the Property Trustee of an opinion of independent counsel rendered by a law firm having a recognized national securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority ("Change in Investment Company Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act, which Change in Investment Company Law becomes effective or is announced, enacted or promulgated on or after the thirtieth day prior to the Submission Deadline.

     "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action, or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the thirtieth day prior to the Submission Deadline Date, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) after the Rate Reset Date for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

     "Make-Whole Amount" will be equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debt Securities or (ii) as determined by the Quotation Agent (as defined herein), (a) the sum of the present values of the principal amount and premium, if any, payable as part of the Optional Redemption Price on such Junior Subordinated Debt Securities on June 1, 2009, together with the present values of scheduled payments of interest on such Junior Subordinated Debt Securities from the redemption date to June 1, 2009, in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 100 basis points less (b) accrued and unpaid interest on such Junior Subordinated Debt Securities to the date of redemption.

     "Remaining Life" means (i) for purposes of determining the Maximum Applicable Rate and the Full Participation Rate, the period beginning on the Rate Reset Date and ending on the Stated Maturity date, and (ii) with respect to an Optional Redemption or Special Event Redemption, the period beginning on the applicable Redemption Date and ending on June 1, 2009.

     "Treasury Rate" means (i) the yield, under the heading which represents the average for the week immediately prior to the calculation date, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such redemption date, the Rate Reset Pricing Date or the Rate Reset Date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date, the Rate Reset Pricing Date or the Rate Reset Date, as the case may be.

     "Comparable Treasury Issue" means, with respect to any redemption date, the Rate Reset Pricing Date, or the Rate Reset Date, as the case may be, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after June 1, 2009 or the Stated Maturity, as the case may be, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

     "Quotation Agent" means Initial Purchaser and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Corporation.

     "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations (as defined below) for such Redemption Date, the Rate Reset Pricing Date or the Rate Reset Date, as the case may be, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debenture Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the Rate Reset Pricing Date or the Rate Reset Date, as the case may be, the average, as determined by the Debenture Trustee, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date, the Rate Reset Pricing Date or the Rate Reset Date, as the case may be.

ADDITIONAL SUMS

     If the Trust is required to pay any additional taxes, duties or other governmental charges (other than United States withholding taxes) as a result of a Tax Event, the Corporation will pay as additional amounts on the Junior Subordinated Debt Securities such amounts as shall be required so that the Distributions payable by the Trust shall not be reduced as a result of any such additional taxes, duties or other governmental charges. The Corporation has covenanted in the Indenture that, if and so long as (i) the Trust is the holder of all Junior Subordinated Debt Securities and (ii) a Tax Event in respect of the Trust has occurred and is continuing, it will pay Additional Sums (as defined under "Description of Exchange Capital Securities -- Mandatory Redemption") in respect of such Trust Securities to the Trust.

RESTRICTIONS ON CERTAIN PAYMENTS

     The Corporation has also covenanted that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including under Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of capital stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu with or junior in interest to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the

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

Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), if at such time (i) there shall have occurred a Debenture Event of Default, (ii) the Corporation shall be in default with respect to its payment of any obligations under the Guarantee or (iii) the Corporation shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

     From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debt Securities, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debt Securities or the holders of the Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of Junior Subordinated Debt Securities, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debt Securities; provided, however, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debt Security so affected, change the Stated Maturity, or reduce the principal amount of the Junior Subordinated Debt Securities, or reduce the rate or extend the time of payment of interest thereon or reduce the percentage of principal amount of Junior Subordinated Debt Securities, or have certain other effects as set forth in the Indenture.

     In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debt Securities, any supplemental Indenture for the purpose of creating any Other Debentures.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debt Securities that has occurred and is continuing constitutes a "Debenture Event of Default":

          (i) failure for 30 days to pay any interest on the Junior Subordinated Debt Securities when due (subject to the deferral of any due date in the case of an Extension Period); or

          (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debt Securities when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

          (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities; or

          (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation; or

          (v) the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with the distribution of the Junior Subordinated Debt Securities to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities may declare the principal due and payable immediately upon a Debenture Event of Default and, should the Debenture Trustee or such holders of Junior Subordinated Debt Securities fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities may annul such declaration and

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

waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debt Securities which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Junior Subordinated Debt Securities, waive any past default, except a default in the payment of principal of (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debt Security. Should the holders of such Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case a Debenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debt Securities, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debt Securities.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, a holder of Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. If the right to bring a Direct Action is removed following the Exchange Offer, the Trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of and interest on the Junior Subordinated Debt Securities, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

     The holders of the Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debt Securities unless there shall have been an Event of Default under the Declaration. See "Description of Exchange Capital Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Corporation shall not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and no person shall consolidate with or merge with or into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) in case the Corporation consolidates with or merges with or into another person or conveys or transfers its properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any state or the District of Columbia, and such successor person expressly assumes the Corporation's obligations on the Junior Subordinated Debt Securities issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; (iii) if at the time any Capital Securities

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

are outstanding, such transaction is permitted under the Declaration and the Guarantee and does not give rise to any breach or violation of the Declaration or the Guarantee; and (iv) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debt Securities.

SUBORDINATION

     In the Indenture, the Corporation has covenanted and agreed that any Junior Subordinated Debt Securities issued thereunder shall be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Junior Subordinated Debt Securities, or the Property Trustee on behalf of the holders, will be entitled to receive or retain any payment or distribution in respect thereof.

     In the event of the acceleration of the maturity of the Junior Subordinated Debt Securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of the Junior Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of or interest, if any, on the Junior Subordinated Debt Securities.

     In the event that the Corporation shall default in the payment of any principal of (or premium, if any), or interest, if any, on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist or all Senior Debt shall have been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal or interest, if any, on the Junior Subordinated Debt Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debt Securities.

     "Senior Debt" means (a) the principal of, and premium, if any, and interest on all indebtedness of the Corporation for money borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, (b) all obligations to make payment pursuant to the terms of financial instruments, such as (i) securities contracts and foreign currency exchange contracts, (ii) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity options contracts, and (iii) similar financial instruments; except, in the case of both
(a) and (b) above, such indebtedness and obligations that are expressly stated to rank junior in right of payment to, or pari passu in right of payment with, the Junior Subordinated Debt Securities, (c) and indebtedness or obligations of others of the kind described in both (a) and (b) above for the payment of which the Corporation is responsible or liable as guarantor or otherwise, and (d) any deferrals, renewals or extensions of any such Senior Debt; provided, however, that Senior Debt shall not be deemed to include (i) any Debt of the Corporation which, when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, was without recourse to the Corporation, (ii) any Debt of the Corporation to any of its subsidiaries, (iii) Debt to any employee of the Corporation, (iv) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such debt by the holders of the Junior Subordinated Debt Securities as a result of the subordination provisions of the Indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the

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

ordinary course of business as a result of subordination provisions to which such Debt is subject and (v) any other debt securities issued pursuant to the Indenture.

     "Debt" means (i) the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed, (ii) purchase money and similar obligations,
(iii) obligations under capital leases, (iv) guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Corporation is responsible for the payment of such indebtedness of others, (v) renewals, extensions and refunding of any such indebtedness, (vi) interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings and (vii) obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts and similar arrangements.

     The Indenture places no limitation on the amount of Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt. At March 31, 1997, the aggregate outstanding Senior Debt of the Corporation was approximately $834 million on an unconsolidated basis. The Indenture also places no limitation on the indebtedness of the Corporation's subsidiaries, which rank senior in right of payment to the Junior Subordinated Debt Securities. As of March 31, 1997, the Corporation's subsidiaries had indebtedness and other liabilities of approximately $44.9 billion.

RESTRICTIONS ON TRANSFER

     The Junior Subordinated Debt Securities will be issued, and may be transferred only, in blocks having aggregate principal amounts of $100,000 and multiples of $100,000 in excess thereof. Any transfer, sale or other disposition of Junior Subordinated Debt Securities in a block having a principal amount of other than an integral multiple of $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Junior Subordinated Debt Securities for any purpose, including but not limited to the receipt of payments on such Junior Subordinated Debt Securities, and such transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Debt Securities.

GOVERNING LAW

     The Indenture and the Junior Subordinated Debt Securities are governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee has been and is subject to all of the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                       DESCRIPTION OF EXCHANGE GUARANTEE

     The Old Guarantee was entered into by the Corporation concurrently with the issuance by the Trust of the Capital Securities for the benefit of the holders from time to time of such Capital Securities. As soon as practicable after the date hereof, the Old Guarantee will be exchanged by the Corporation for the Exchange Guarantee. The Exchange Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the

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

holders of the Capital Securities. The Exchange Guarantee is attached as an exhibit to the Registration Statement.

GENERAL

     The Corporation has agreed (and under the Exchange Guarantee will agree) to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined herein) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accrued and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to Capital Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of the Capital Securities or the redemption of all of the Capital Securities) the lesser of (a) the Liquidation Distribution, to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities upon liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Capital Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee is an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Capital Securities, although it will apply only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection. If the Corporation does not make interest payments on the Junior Subordinated Debt Securities held by the Trust, the Trust will not be able to pay Distributions on the Capital Securities and will not have funds legally available therefor.

     The Guarantee ranks subordinate and junior in right of payment to all Senior Debt. See "-- Status of the Guarantee." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of the holders of Capital Securities to benefit indirectly from any such distribution), is subject to the prior claims of creditors of such subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. The Corporation is also subject to restrictions under federal law which limit the transfer of funds to the Corporation and its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments, asset purchases or otherwise. Such transfers by the Corporation's subsidiaries to the Corporation or any of the Corporation's nonbanking subsidiaries are limited in amount and furthermore, such loans and extensions of credit are required to be secured in specified amounts. Accordingly, the Corporation's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, including deposits, and claimants should look only to the assets of the Corporation for payments thereunder. See "National City." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

     Payment of dividends by the Corporation's bank subsidiaries is restricted by various legal and regulatory limitations. At March 31, 1997, approximately $558 million was available for payment of dividends to the Corporation from the Corporation's bank subsidiaries without prior regulatory approval.

     Taken together, the Corporation's obligations under the Guarantee, the Declaration, the Junior Subordinated Debt Securities and the Indenture, including the Corporation's obligation to pay the costs, expenses and other liabilities of the Trust (other than the Trust's obligations to the holders of the Trust Securities under the Trust Securities), provide, in the aggregate, a full and unconditional guarantee, to the extent described herein, of all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined

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

operation of these documents that has the effect of providing a full and unconditional guarantee, to the extent described herein, of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debt Securities and the Guarantee."

STATUS OF THE GUARANTEE

     The Guarantee constitutes an unsecured obligation of the Corporation and ranks subordinate and junior in right of payment to all Senior Debt in the same manner as Junior Subordinated Debt Securities.

     The Guarantee ranks pari passu with all Other Guarantees issued by the Corporation. The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee is held for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Capital Securities of the Junior Subordinated Debt Securities. The Guarantee does not place a limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of Exchange Capital Securities -- Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Capital Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder; provided, however, that except with respect to a default in payment of any Guarantee Payment, the Corporation shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the

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

Guarantee at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Capital Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debt Securities to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

GOVERNING LAW

     The Old Guarantee is and the Exchange Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                         DESCRIPTION OF OLD SECURITIES

     The terms of the Old Securities are identical in all material respects to the Exchange Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the Registration Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances); and (ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon. The Old Securities provided that, in the event that the Exchange Offer is not consummated on or prior to December 3, 1997, or in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Capital Securities is not declared effective on or prior to December 3, 1997, the interest rate borne by the Old Junior Subordinated Debt Securities would increase by 0.25% per annum, and the Distribution rate borne by the Old Capital Securities would increase by 0.25% per annum, each commencing on December 4, 1997 until the time the Exchange Offer is consummated or any required Shelf Registration Statement is declared effective, as the case may be. The aggregate amount of such additional interest and Distributions payable pursuant to the foregoing provisions will in no event exceed 0.50% per annum. The holders of Exchange Securities are not, and upon consummation of the Exchange Offer the holders of Old Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of the Old Capital Securities should review the information set forth under "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of Exchange Capital Securities."

                   RELATIONSHIP AMONG THE CAPITAL SECURITIES,
           THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Exchange Guarantee." Taken together, the Corporation's obligations under the Junior Subordinated Debt Securities, the Indenture, the Declaration and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee, to the extent described herein, of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee, to the extent described herein, of the Trust's obligations under the Trust Securities. If and to the extent that the Corporation does not make payments on the Junior Subordinated Debt Securities, the Trust will not pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In

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

such event, the remedy of a holder of Capital Securities is to institute a Direct Action. The obligations of the Corporation under the Guarantee are subordinate and junior in right of payment to all Senior Debt.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because (i) the aggregate principal amount or applicable Redemption Price of the Junior Subordinated Debt Securities will be equal to the sum of the aggregate Liquidation Amount or applicable Redemption Price, as applicable, of the Trust Securities; (ii) the Applicable Rate and interest and other payment dates on the Junior Subordinated Debt Securities will match the Distribution Date and other payment dates for the Capital Securities; (iii) the Corporation shall pay for all costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes thereof.

     Notwithstanding anything to the contrary in the Indenture, the Corporation has the right to set off any payment it is otherwise required to make thereunder with and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making any payment under Guarantee used to satisfy the related payment of indebtedness under the Indenture.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     A holder of any Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     A default or event of default under any Senior Debt would not constitute a default or Event of Default under the Declaration. However, in the event of payment defaults under, or acceleration of, Senior Debt, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debt Securities until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debt Securities would constitute an Event of Default under the Declaration.

LIMITED PURPOSE OF THE TRUST

     The Capital Securities evidence a beneficial interest in the Trust, and the Trust exists for the sole purpose of issuing the Capital Securities and the Common Securities investing the proceeds of the Trust Securities in Junior Subordinated Debt Securities, exchanging the Junior Subordinated Debt Securities and Capital Securities in the Exchange Offer pursuant to the Indenture and engaging in other activities necessary or incidental thereto.

RIGHTS UPON TERMINATION

     Upon any voluntary or involuntary termination, winding-up or liquidation of the Trust involving the liquidation of the Junior Subordinated Debt Securities, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Exchange Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Junior Subordinated Debt Securities, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Capital Securities and a holder of Junior Subordinated Debt Securities relative to other creditors and to stockholders

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

of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Cravath, Swaine & Moore, special counsel to the Company and the Trust ("Tax Counsel"), the following are the material United States federal income tax consequences of the ownership and disposition of Capital Securities. This summary only addresses the tax consequences to a person that acquires Capital Securities on their original issuance from the Initial Purchaser at their original offering price and that is (i) an individual citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate or trust the income of which is subject to United States federal income tax regardless of its source (an "Initial Holder"). This summary does not address all tax consequences that may be applicable to an Initial Holder that is a beneficial owner of Capital Securities, nor does it address the tax consequences to (i) persons that may be subject to special treatment under United States federal income tax law (such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies), (ii) persons that will hold Capital Securities as part of a straddle or as part of a hedging or conversion transaction or other integrated investment transaction for federal income tax purposes, (iii) persons whose functional currency is not the United States dollar or (iv) persons that do not hold Capital Securities as capital assets.

     This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change (possibly on a retroactive basis), or different interpretation. In particular, legislation has been proposed that could adversely affect the Corporation's ability to deduct interest on Junior Subordinated Debt Securities, which may in turn permit the Corporation to cause a redemption of the Capital Securities but only after the Rate Reset Date.

     INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

CLASSIFICATION OF THE TRUST

     In the opinion of Tax Counsel, under current law and assuming full compliance with the terms of the Declaration, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as a partnership or an association taxable as a corporation. Accordingly, each holder of Capital Securities (a "Securityholder") will be considered the owner of a pro rata portion of the Junior Subordinated Debt Securities held by the Trust and will be required to include in gross income the pro rata share of income accrued on the Junior Subordinated Debt Securities.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     In the opinion of Tax Counsel, under current law and assuming full compliance with the Indenture, the Junior Subordinated Debt Securities will be classified for United States federal income tax purposes as indebtedness of the Corporation.

EXCHANGE OFFER

     The exchange of the Old Capital Securities for Exchange Capital Securities should not be treated as a taxable exchange for United States federal income tax purposes. As a result, Securityholders should not recognize any taxable gain or loss or any interest income as a result of exchanging their Old Capital Securities. Furthermore, a Securityholder's adjusted tax basis and holding period in the Exchange Capital Securities

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

should generally equal the Securityholder's adjusted tax basis and holding period, respectively, in the Old Capital Securities.

INTEREST AND ORIGINAL ISSUE DISCOUNT

     The Corporation believes, and will take the position, that the Junior Subordinated Debt Securities will be considered to be issued without "original issue discount" ("OID") for United States federal income tax purposes based on applicable Treasury Regulations. Tax Counsel believes that this position is correct although there is no authority directly on point and the Treasury Regulations are not completely clear. As a result, the Internal Revenue Service might take a contrary position and the Junior Subordinated Debt Securities could be deemed to be issued initially with OID. Moreover, if an Extension Period occurs, the Junior Subordinated Debt Securities would, in any event, be considered to have OID at all times after the beginning of the first Extension Period, including after the termination of the Extension Period. If the OID rules do not apply, stated interest will be includable in an Initial Holder's gross income as ordinary interest income in accordance with such Initial Holder's regular method of tax accounting.

     If the OID rules apply to the Junior Subordinated Debt Securities (either following the occurrence of an Extension Period or initially), each Securityholder, whether on the cash or accrual method of accounting, will be required to accrue its pro rata share of OID into income in accordance with a constant yield method based on the compounding of interest. As a result, income will be required to be reported by Securityholders before the receipt of cash attributable to such income, and, in particular, income will be reported during an Extension Period even though no cash distributions are being made. If the OID rules apply for a period during which cash distributions are currently being made, either before or after the Rate Reset Date, the sum of the daily accruals of income for a semi-annual period for a Securityholder that purchased the Capital Securities for their liquidation value will equal the cash distribution received by the Securityholder for such semi-annual period, assuming no disposition prior to the record date for such distribution.

     If the OID rules apply, actual distributions of stated interest will not be separately reported as income. A Securityholder's tax basis for the Junior Subordinated Debt Securities will be increased by OID accrued into income, and decreased by cash distributions of interest.

     Whether or not the OID rules apply, no portion of the amounts received on the Capital Securities will be eligible for the corporate dividends received deduction.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES OR CASH UPON LIQUIDATION OF THE TRUST

     Under current law, a distribution by the Trust of the Junior Subordinated Debt Securities as described under the caption "Description of Exchange Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities" will be non-taxable and will result in the Securityholder receiving directly such Securityholder's pro rata share of the Junior Subordinated Debt Securities previously held indirectly through the Trust, with a holding period and tax basis equal to the holding period and adjusted tax basis such Securityholder was considered to have had in such Securityholder's pro rata share of the underlying Junior Subordinated Debt Securities immediately prior to such distribution. If, however, the special event giving rise to the distribution is a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would constitute a taxable event to holders of the Capital Securities.

DISPOSITION OF THE CAPITAL SECURITIES

     Upon a sale, exchange or other disposition of the Capital Securities (including a distribution of cash in redemption of a Securityholder's Capital Securities upon redemption or repayment of the underlying Junior Subordinated Debt Securities, but excluding the distribution of Junior Subordinated Debt Securities), a Securityholder will be considered to have disposed of all or part of such Securityholder's pro rata share of the Junior Subordinated Debt Securities, and will recognize gain or loss equal to the difference between the amount realized (other than amounts attributable to accrued but unpaid stated interest that is not treated as OID) and the Securityholder's adjusted tax basis in such Securityholder's pro rata share of the underlying Junior Subordinated Debt Securities deemed disposed of. A holder's adjusted tax basis in the Capital

Securities generally will be its initial purchase price increased by OID previously includable in such holder's gross income to the date of disposition and decreased by payments (other than payments of stated interest that are not treated as OID) received on the Capital Securities. Gain or loss will be capital gain or loss (except to the extent of any accrued interest or market discount not previously included in income). Such gain or loss will be long-term capital gain or loss if the Capital Securities have been held for more than one year.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Payments made on, and proceeds from sale of, Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will generally be allowed as a credit against the holder's federal income tax, provided the required information is timely filed with the Internal Revenue Service. Payment of the proceeds from the disposition of Capital Securities to or through a United States office or broker is subject to information reporting and backup withholding unless the security holder establishes an exemption from information reporting and backup withholding. The Trust will report the interest paid or any OID that accrued during the year with respect to the Junior Subordinated Debt Securities, and any gross proceeds received by the Trust from the retirement or redemption of the Junior Subordinated Debt Securities, annually to the holders of record of the Capital Securities and the Internal Revenue Service. The Trust currently intends to deliver such reports to holders of record prior to January 31 following each calendar year.

POSSIBLE TAX LAW CHANGES

     On February 6, 1997, the revenue portion of President Clinton's fiscal year 1998 budget proposal (the "Budget Proposal") was released. If enacted, the Budget Proposal would generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 15 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the Corporation's consolidated balance sheet. The above described provision of the Budget Proposal is proposed to be effective generally for instruments issued on or after the date of first Congressional committee action. No such action has yet occurred and neither the House of Representatives nor the Senate has included the above described provision of the Budget Proposal in the revenue provisions of H.R. 2014 (as approved by the House of Representatives on June 26, 1997 and by the Senate on June 27, 1997). If the above described provision were to apply to the Junior Subordinated Debt Securities, the Corporation would be unable to deduct interest on the Junior Subordinated Debt Securities. Under current law, the Corporation will be able to deduct interest on the Junior Subordinated Debt Securities. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the Junior Subordinated Debt Securities. Such a change could give rise to a Tax Event, which, after the Rate Reset Date, may permit the Corporation to cause a redemption of the Capital Securities, as described more fully under "Description of the Exchange Capital Securities -- Mandatory Redemption" and "Description of Exchange Junior Subordinated Debt Securities -- Redemption -- Tax Event, '40 Act Event and Capital Treatment Event Redemption."

                          CERTAIN ERISA CONSIDERATIONS

     Each fiduciary of an employee benefit or other plan (a "Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

     Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interest in the Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans) and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given by the Initial Purchaser that the value of the Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Capital Securities at the completion of the Offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities will be purchased and held directly or indirectly by the Corporation.

     Certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Capital Securities were acquired with "plan assets" of such Plan and assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust. For example, if the Corporation is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of the Trust or of any of the Corporation's other subsidiaries), extensions of credit between the Corporation and the Trust (as represented by the Junior Subordinated Debt Securities and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

     Because the Capital Securities may be deemed to be equity interests in the Trust for purposes of applying ERISA and Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding. Furthermore, to avoid certain prohibited transactions under ERISA and the Code that could result under certain circumstances if the Capital

Securities are deemed to be such equity interests, each investing Plan, by purchasing the Capital Securities, will be deemed to have directed the Trust to invest in the Junior Subordinated Debentures and to have appointed the Property Trustee.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                              PLAN OF DISTRIBUTION

     Each Participating Broker-Dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in certain interpretive letters, the Corporation and the Trust believe that Participating Broker-Dealers, may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Old Capital Securities with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referenced below in connection with resales of Exchange Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities subject to certain provisions set forth in the Registration Agreement. The Corporation and the Trust have agreed that, starting on the Expiration Date and ending on the close of business on the first anniversary following the Expiration Date, or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer, this Prospectus, as amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resale of such Exchange Capital Securities. Any person, including any Participating Broker-Dealer, who is an Affiliate may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in
connection with any resale transaction. In addition, until             , 1997,
all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

     The Corporation and the Trust will not receive any proceeds from any sale of Exchange Capital Securities by Participating Broker-Dealers. Exchange Capital Securities received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Capital Securities. Any broker-dealer that resells Exchange Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of one year after the Expiration Date, the Trust and the Corporation will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal. The Corporation and the Trust have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Old Capital Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Capital Securities (including any Participating Broker-Dealers) against certain liabilities, including liabilities under the Securities Act.

                        VALIDITY OF EXCHANGE SECURITIES

     Certain matters of Delaware law relating to the validity of the Exchange Capital Securities will be passed upon by Potter Anderson & Corroon, special Delaware counsel to the Corporation and the Trust. The validity of the Exchange Guarantee and the Exchange Junior Subordinated Debt Securities will be passed upon for the Corporation by Jones, Day, Reavis & Pogue.

                              INDEPENDENT AUDITORS

     The consolidated financial statements of National City Corporation at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996 incorporated by reference in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports incorporated by reference elsewhere herein which, as to the years 1995 and 1994, are based in part on the reports of Coopers & Lybrand LLP, independent auditors. The financial statements referred to above are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise). The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify such persons in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court shall deem proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. The indemnification and advancement of expenses provided for, or granted pursuant to, Section 145 are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 145 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

     Article VI of National City's First Restatement of By-Laws provides for the mandatory indemnification of directors, officers or employees of National City or any of its subsidiaries and of those persons serving at the request of National City as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in accordance with and to the full extent permitted by the DGCL. National City has purchased liability insurance covering certain liabilities which may be incurred by the directors, officers, employees and agents of National City and its subsidiaries in connection with the performance of their duties.

     In addition, National City's Restated Certificate of Incorporation (the "Certificate"), as permitted by Section 102(d) of the DGCL, limits directors' liability to National City and its stockholders by eliminating liability in damages for breach of fiduciary duty of care. Article Seventh of the Certificate provides that neither National City nor its stockholders may recover damages from National City's directors or former directors for breach of their duty of care in the performance of their duties as directors of National City. As limited by Section 102(b) of the DGCL, this provision cannot, however, have the effect of indemnifying any director or former director of National City in the case of liability (a) for a breach of the director's duty of loyalty, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (d) for any transactions for which the director derived an improper personal benefit.

     Under the Amended and Restated Declaration of Trust, National City, as depositor of the Trust, has agreed (i) to indemnify and hold harmless each Issuer Trustee and any employee or agent of the Trust or its Affiliates from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such person in good faith on behalf of the Trust and in a manner such person reasonably believes to be within the scope of authority conferred on such person by the Declaration, except that no person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such person by reason of negligence or willful misconduct with respect to such acts or omissions, and
(ii) to advance expenses (including legal fees) incurred by such person in defending any claim, demand, action, suit or proceeding, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding.

ITEM 21. EXHIBITS

EXHIBIT
NUMBER                                 DESCRIPTION OF DOCUMENT
------   -----------------------------------------------------------------------------------
  4.1    Junior Subordinated Debt Securities Indenture, dated as of June 6, 1997, between
         National City Corporation and The Bank of New York, as Debenture Trustee
  4.2    Certificate of Trust, dated May 29, 1997, of National City Capital Trust I
  4.3    Trust Agreement, dated May 29, 1997, of National City Capital Trust I
  4.4    Amended and Restated Declaration of Trust, dated as of June 6, 1997, of National
         City Capital Trust I
  4.5    Auction Agency Agreement, dated as of June 6, 1997, between National City
         Corporation and The Bank at New York
  4.6    Remarketing Agreement, dated as of June 6, 1997, between National City Corporation and UBS Securities LLC
  4.7    Form of Capital Security Certificate for National City Capital Trust I (included in
         Exhibit 4.4)
  4.8    Form of Exchange Guarantee Agreement for the benefit of the holders of the Trust
         Securities
  4.9    Form of Junior Subordinated Debt Security (included in Exhibit 4.1)
  4.10   Registration Agreement, dated as of June 6, 1997, among National City Corporation,
         National City Capital Trust I and UBS Securities LLC
 *5.1    Opinion of Jones, Day, Reavis & Pogue as to validity of the Exchange Junior
         Subordinated Debt Securities and the Exchange Guarantee to be issued by National
         City Corporation
  5.2    Opinion of Potter Anderson & Corroon, special Delaware counsel, as to validity of the Exchange Capital Securities to be issued by National City Capital Trust I
  8      Opinion of Cravath, Swaine & Moore as to certain federal income tax matters
 12      Statement re: Computation of Consolidated Ratio of Earnings to Fixed Charges
 23.1    Consent of Ernst & Young LLP
 23.2    Consent of Coopers & Lybrand LLP
*23.3    Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)
 23.4    Consent of Potter Anderson & Corroon (included in Exhibit 5.2)
 23.5    Consent of Cravath, Swaine & Moore (included in Exhibit 8)
 24      Powers of Attorney
 25.1    Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Junior Subordinated Debt Securities Indenture
 25.2    Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Declaration of Trust
 25.3    Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Exchange Guarantee Agreement
 99.1    Form of Letter of Transmittal
 99.2    Form of Notice of Guaranteed Delivery

---------------

* To be filed by amendment.

ITEM 22. UNDERTAKINGS

     Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) which is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, each of the Registrants has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Each of the undersigned Registrants hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one Business Day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, NATIONAL CITY CORPORATION HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, OHIO ON JULY 21, 1997.

                                          NATIONAL CITY CORPORATION

                                          By: /s/ DAVID L. ZOELLER

                                            ------------------------------------
                                            David L. Zoeller
                                            Senior Vice President,
                                            General Counsel and Secretary

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

               SIGNATURE                                  TITLE                    DATE
----------------------------------------        -------------------------  ---------------------

/s/ DAVID A. DABERKO                            Chairman of the Board          July 21, 1997
----------------------------------------        and Chief Executive
DAVID A. DABERKO                                Officer

/s/ ROBERT G. SIEFERS                           Executive Vice President,      July 21, 1997
----------------------------------------        Chief Financial Officer
ROBERT G. SIEFERS                               (Principal Financial
                                                Officer)

/s/ THOMAS A. RICHLOVSKY                        Senior Vice President and      July 21, 1997
----------------------------------------        Treasurer
THOMAS A. RICHLOVSKY                            (Principal Accounting
                                                Officer)
----------------------------------------        Director
SANDRA H. AUSTIN

*                                               Director                       July 21, 1997
----------------------------------------
CHARLES H. BOWMAN

                                                Director
----------------------------------------
EDWARD B. BRANDON

*                                               Director                       July 21, 1997
----------------------------------------
JOHN G. BREEN

                                                Director
----------------------------------------
JAMES S. BROADHURST

*                                               Director                       July 21, 1997
----------------------------------------
DUANE E. COLLINS

*                                               Director                       July 21, 1997
----------------------------------------
DAVID A. DABERKO

*                                               Director                       July 21, 1997
----------------------------------------
DANIEL E. EVANS

               SIGNATURE                                  TITLE                    DATE
----------------------------------------        -------------------------  ---------------------

*                                               Director                       July 21, 1997
----------------------------------------
OTTO N. FRENZEL III

                                                Director
----------------------------------------
BERNADINE P. HEALY, M.D.

                                                Director
----------------------------------------
JOSEPH H. LEMIEUX

*                                               Director                       July 21, 1997
----------------------------------------
W. BRUCE LUNSFORD

                                                Director
----------------------------------------
A. STEVEN MILES

*                                               Director                       July 21, 1997
----------------------------------------
ROBERT A. PAUL

*                                               Director                       July 21, 1997
----------------------------------------
WILLIAM R. ROBERTSON

                                                Director
----------------------------------------
WILLIAM F. ROEMER

                                                Director
----------------------------------------
MICHAEL A. SCHULER

*                                               Director                       July 21, 1997
----------------------------------------
STEPHEN A. STITLE

                                                Director
----------------------------------------
MORRY WEISS

* David L. Zoeller, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and filed herewith with the Securities and Exchange Commission.

July 21, 1997                             By: /s/ DAVID L. ZOELLER

                                            ------------------------------------
                                            David L. Zoeller, Attorney-in-fact

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, NATIONAL CITY CAPITAL TRUST I, HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, OHIO ON JULY 21, 1997.

                                          National City Capital Trust I

                                          By: /s/ DAVID J. LUCIDO

                                            ------------------------------------
                                            David J. Lucido
                                            Administrative Trustee

                                          By: /s/ NIKOLITSA HARTOFILLIS

                                            ------------------------------------
                                            Nikolitsa Hartofillis
                                            Administrative Trustee

                               INDEX TO EXHIBITS

EXHIBITS                                       DESCRIPTION
--------   -----------------------------------------------------------------------------------
  4.1      Junior Subordinated Debt Securities Indenture, dated as of June 6, 1997, between
           National City Corporation and The Bank of New York, as Debenture Trustee
  4.2      Certificate of Trust, dated May 29, 1997, of National City Capital Trust I
  4.3      Agreement of Trust, dated May 29, 1997, of National City Capital Trust I
  4.4      Amended and Restated Declaration of Trust, dated as of June 6, 1997, of National
           City Capital Trust I
  4.5      Auction Agency Agreement, dated as of June 6, 1997, between National City
           Corporation and The Bank at New York
  4.6      Remarketing Agreement, dated as of June 6, 1997, between National City Corporation and UBS Securities LLC
  4.7      Form of Capital Security Certificate for National City Capital Trust I (included in
           Exhibit 4.4)
  4.8      Form of Exchange Guarantee Agreement for the benefit of the holders of the Trust
           Securities
  4.9      Form of Junior Subordinated Debt Security (included in Exhibit 4.1)
  4.10     Registration Agreement, dated as of June 6, 1997, among National City Corporation,
           National City Capital Trust I and UBS Securities LLC
 *5.1      Opinion of Jones, Day, Reavis & Pogue as to validity of the Exchange Junior
           Subordinated Debt Securities and the Exchange Guarantee to be issued by National
           City Corporation
  5.2      Opinion of Potter Anderson & Corroon, special Delaware counsel, as to validity of the Exchange Capital Securities to be issued by National City Capital Trust I
  8        Opinion of Cravath, Swaine & Moore as to certain federal income tax matters
 12        Statement re: Computation of Consolidated Ratio of Earnings to Fixed Charges
 23.1      Consent of Ernst & Young LLP
 23.2      Consent of Coopers & Lybrand LLP
*23.3      Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)
 23.4      Consent of Potter Anderson & Corroon (included in Exhibit 5.2)
 23.5      Consent of Cravath, Swaine & Moore (included in Exhibit 8)
 24        Powers of Attorney
 25.1      Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Junior Subordinated Debt Securities Indenture
 25.2      Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Declaration of Trust
 25.3      Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Exchange Guarantee Agreement
 99.1      Form of Letter of Transmittal
 99.2      Form of Notice of Guaranteed Delivery
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* To be filed by amendment.